As filed with the Securities and Exchange Commission on February 8, 2007
Registration No. 333-130475

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST EFFECTIVE

AMENDMENT NO. 2 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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SPEECHSWITCH, INC.
(Name of Small Business Issuer in Its Charter)

                 New Jersey                        7373                    20-1862816
                (State or Other Jurisdiction                 (Primary Standard Industrial            (I.R.S. Employer
               of Incorporation or Organization)                  Classification Code Number)          Identification No.)

750 Highway 34
Matawan, New Jersey 07747
(732) 441-7700
(Address and telephone number of Principal
Executive Offices and Principal Place of Business)

Jerome R. Mahoney
750 Highway 34
Matawan, New Jersey 07747
(732) 441-7700
(Name, address and telephone number of
agent for service)

with copies to:

Scott Rosenblum, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

(212) 715-9100
Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

EXPLANATORY NOTE

This Post−Effective Amendment No. 2 to the Registrant’s Registration Statement on Form SB−2 (Registration No. 333-130475) is being filed for the purpose of updating the Financial Statements and other information contained in the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 8, 2007

SpeechSwitch, Inc.

 1,053,332,875 Shares of Class A Common Stock

This prospectus relates to the offering of up to 1,052,781,579 shares of our Class A Common Stock by Cornell Capital Partners, LP, up to 325,000 shares of our Class A Common Stock by Yorkville Advisors Management, LLC, and up to 226,296 shares of our Class A Common Stock by Monitor Capital, Inc. SpeechSwitch is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. SpeechSwitch will, however, receive proceeds from the sale of Class A Common Stock under an equity line of credit pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

The shares of our Class A Common Stock are being offered for sale by Cornell Capital Partners, Yorkville Advisors Management and Monitor Capital at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. This offering will terminate on February 1, 2008.

Our Class A Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “SSWC.” On February 5, 2007, the last reported closing sale price of our Class A Common Stock was $0.013 per share.

These securities are speculative and involve a high degree of risk. Please refer to “Risk Factors” beginning on page 7.

Cornell Capital Partners, LP is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with its purchase of shares of SpeechSwitch’s Class A Common Stock under the Standby Equity Distribution Agreement at an aggregate discount to the market price of approximately 11%. Please refer to “Equity Line of Credit” beginning on page 27 for further information. In addition, SpeechSwitch has paid to Cornell Capital Partners in shares of SpeechSwitch Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock.

Yorkville Advisors Management, LLC is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received for its services in structuring the equity line of credit between SpeechSwitch and Cornell Capital Partners. In addition, SpeechSwitch has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit.

Monitor Capital, Inc. is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received as a placement agent fee from SpeechSwitch in connection with the private placement of SpeechSwitch’s Class A Common Stock pursuant to its proposed equity line of credit with Cornell Capital Partners.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

SUMMARY OF THE OFFERING	2

SUMMARY CONDENSED FINANCIAL INFORMATION	5

POTENTIAL DILUTION DUE TO CONVERSION AT
BELOW MARKET PRICE	6

RISK FACTORS	7

CAUTIONARY STATEMENT REGARDING FORWARD-
LOOKING STATEMENTS	23

SELLING STOCKHOLDERS	23

USE OF PROCEEDS	26

EQUITY LINE OF CREDIT	27

PLAN OF OFFERING	29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION OR PLAN OF OPERATION	31

OUR BUSINESS	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53

COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	56

CHANGES IN ACCOUNTANTS	63

INDEX TO FINANCIAL INFORMATION	F-1

PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

Overview

SpeechSwitch, Inc., which we refer to in this prospectus as “SpeechSwitch,” “we”, “us” or “the Company,” was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. (“iVoice”). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. In connection with the reorganization of iVoice, immediately prior to the distribution by dividend by iVoice to all of its stockholders of up to 10,013,984 shares of the Company’s Class A Common Stock (the “Distribution”) on August 5, 2005, iVoice transferred to SpeechSwitch its lines of business relating to its Speech Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which we refer to collectively in this prospectus as its speech recognition software business and related liabilities, including all intellectual property of iVoice relating to the speech recognition software business. As such, SpeechSwitch now owns and operates iVoice’s speech recognition software business. iVoice retained cash assets of approximately $11.1 million, no part of which was or will be transferred to SpeechSwitch and operating assets consisting of its iVoiceMail software and its portfolio of patents and patent rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments.

SpeechSwitch is a development stage company. SpeechSwitch may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

SpeechSwitch intends to continue to develop, market and license the speech recognition line of computerized telephony software relating to the Speech-Enabled Auto Attendant, Name Dialer and Speech SDK products. The Speech-Enabled Auto Attendant is designed to engage callers in a natural language dialog and transfer callers to an extension for the party the caller is trying to reach at any time. Callers can interrupt the auto attendant at any time by barging in on the prompts and simply saying the name of the person, or department they wish to speak to. The Name Dialer product is an automatic phone dialing system that imports contact information for dialing and, in response to the saying by a user of a name included within the imported contact information, places a call for such user to such person. Speech SDK is a tool for software application developers which provides the ability to convert common command and control functions to speech commands.

About Us

SpeechSwitch was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and has been dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. Our website is located at www.speechswitch.com.

SUMMARY OF THE OFFERING

This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of SpeechSwitch. The selling stockholders consist of:

•	Cornell Capital Partners, LP, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781,579 shares of Class A Common Stock;

•	Yorkville Advisors Management, LLC, as a holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 325,000 shares of Class A Common Stock.

•	Monitor Capital, Inc., as a holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 226,296 shares of Class A Common Stock.

On August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (the “2004 Standby Equity Distribution Agreement”). On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

On August 31, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $600,000 per advance notice. A minimum of five trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and Cornell Capital was paid a one-time commitment fee equal to 150,000 shares of SpeechSwitch Class A Common Stock. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty trading days or the failure of SpeechSwitch to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary conditions.

On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, SpeechSwitch’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note representing the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. On February 28, 2005, SpeechSwitch borrowed an additional $200,000, included as part of the same note representing SpeechSwitch’s former obligations under the secured convertible debentures. In connection with the issuances of the secured convertible debentures, SpeechSwitch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 borrowing. SpeechSwitch’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note. Such guarantee terminated on August 4, 2005.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, SpeechSwitch paid Yorkville Advisors Management a structuring fee equal to 325,000 shares of SpeechSwitch Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. Yorkville Advisors Management has been paid and may in the future be paid structuring fees for its services in structuring the equity line of credit between SpeechSwitch and Cornell Capital Partners. Yorkville Advisors Management has informed us that it intends to sell the shares received as the structuring fee at the then prevailing market price.

In August 2004, SpeechSwitch entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. On August 31, 2005, we entered into a placement agent agreement with Monitor Capital, Inc., which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, we engaged Monitor Capital to review the agreements with respect to the equity line of credit with Cornell Capital Partners and to advise the Company on the advisability of the terms contained in such agreements. Pursuant to the placement agent agreement, we issued to Monitor Capital 226,296 shares of SpeechSwitch Class A Common Stock, representing a placement agent fee.

This prospectus relates to the shares of Class A Common Stock to be issued to Cornell Capital Partners under the equity line of credit and the shares that were issued to Cornell as a commitment fee, the shares of Class A Common Stock issued to Yorkville Advisors Management as a structuring fee, and the shares of Class A Common Stock issued to Monitor Capital as a placement agent fee.

Class A Common Stock Offered	1,053,332,875 shares by selling stockholders
Offering Price	Market price
Class A Common Stock Outstanding Before the Offering	30,640,651 shares of Class A Common Stock
Use of Proceeds
We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the equity line of credit will be used for sales and marketing, payment of administrative services, working capital purposes, acquisitions and repayment of the secured promissory note that we issued to Cornell Capital Partners on February 28, 2005.  See “Use of Proceeds.”

Risk Factors
The securities offered hereby involve a high degree of risk and immediate substantial dilution. You should read carefully the factors discussed under “Risk Factors” beginning on page 7. Several of the most significant risk factors include:

• Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.
• Existing stockholders will experience significant dilution from our sale of shares under the equity line of credit.
• The selling stockholders have informed us that they intend to sell their shares of common stock in the public market, which sales may cause our stock price to decline.
• The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

•  iVoice has in the past, and SpeechSwitch may in the future, sell or issue additional unregistered convertible securities which are convertible into common shares of SpeechSwitch, without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

SUMMARY CONDENSED FINANCIAL INFORMATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. SpeechSwitch has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company. SpeechSwitch relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of SpeechSwitch had it been a stand-alone company.

SUMMARY CONDENSED FINANCIAL INFORMATION

	For the Nine Months Ended September 30, 2006	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004
Statements of Operation Data:

Sales	$240,484	$81,029	$143,684	$108,222
Cost of sales	36,026	38,654	49,228	37,438

Gross Profit	204,458	42,375	94,456	70,784
Selling, general, and administrative Expenses	410,808	571,639	736,287	480,817
Loss from operations	(206,350)	(529,264)	(641,831)	(410,033)
Other (expenses)	(198,799)	(94,228)	(125,709)	(457,017)
Net Loss	$(405,149)	$(623,492)	$(767,540)	$(867,050)

	September 30, 2006	December 31, 2005	December 31, 2004
Balance Sheet Data:
Current Assets	$389,453	$425,892	$600,736
Intangibles	9,976	12,530	14,400
Liabilities	1,709,815	1,616,638	841,160
Stockholders’ equity (deficiency)	(1,310,386)	(1,178,216)	(226,024)

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

The net tangible book value of SpeechSwitch as of September 30, 2006 was ($1,320,362) or ($.04649) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of SpeechSwitch (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to SpeechSwitch, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if and when common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

To date, the Company has sold 10,575,371 shares of Class A Common Stock to Cornell Capital under the Equity Line of Credit. If we assume that SpeechSwitch will issue an additional 1,042,206,208 shares of Class A Common Stock under its equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee and the structuring fee), less a retention fee of $591,300, offering expenses of $312,990, and $1,257,085 repayment of the promissory note plus interest, our net tangible book value as of the date of this filing would be approximately $6,373,263 or $0.00572 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.05221 per share and an immediate dilution to new stockholders of $0.00428 per share, or 42.8%. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.01000
Net tangible book value per share before this offering	$(0.04649)
Increase attributable to new investors	$0.05221
Net tangible book value per share after this offering		$0.00572
Dilution per share to new stockholders		$0.00428

The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices, assuming the Cornell conversion of $9,855,000, Mr. Mahoney converts $328,572 of indebtedness, and taking into account issuance of the commitment fee of 150,000 shares, the structuring fee of 325,000 shares and the placement agent fee of 226,296 shares:

Assumed Market Price	No. of Shares to be issued	Dilution per Share to New Investors
$0.0100	1,078,439,921	$0.00425
$0.0075	1,437,919,895	$0.00316
$0.0050	2,156,879,842	$0.00209
$0.0025	4,313,759,684	$0.00103

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and SpeechSwitch’s business.

If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of SpeechSwitch could be materially adversely affected. If that happens, the trading price of SpeechSwitch shares could decline significantly.

The risk factors below contain forward-looking statements regarding the offering and SpeechSwitch. Actual results could differ materially from those set forth in the forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Our Business

SpeechSwitch will face many of the difficulties that companies in the early stage may face.

As a result of the Company’s limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the speech recognition software industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time its Speech

Enabled Auto Attendant, Name Dialer and Speech SDK products have been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

SpeechSwitch has a limited operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, SpeechSwitch has a limited operating history as an independent public company. Historically, since the businesses that comprise each of SpeechSwitch and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. Now that the Distribution has occurred, SpeechSwitch is able to rely only on the speech recognition software business for such requirements. iVoice operated the speech recognition software business from the first quarter of 2000 until August 5, 2005. The speech recognition software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, SpeechSwitch’s business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Now that the Distribution has occurred, SpeechSwitch will maintain its own credit and banking relationships and perform its own financial and investor relations functions. SpeechSwitch may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management’s time and other resources.

iVoice’s operations demonstrate a history of net losses and cash flow shortfalls and SpeechSwitch’s likely will as well.

iVoice, of which SpeechSwitch was a part, has incurred recurring operating losses. iVoice’s speech recognition software business had net losses of approximately $768,000 and $867,000 for the years ended December 31, 2005 and 2004, respectively, and cash used in operations of approximately $376,000 and $836,000 for the same periods, respectively. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2005 and the nine months ending September 30, 2006, substantially all of this financing was provided by iVoice, Inc. and Cornell Capital Partners. There can be no assurance that SpeechSwitch will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see “Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.”

SpeechSwitch has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

SpeechSwitch has received a report from its independent auditors for the fiscal years ended December 31, 2005 and December 31, 2004 containing an explanatory paragraph that describes the uncertainty regarding the Company’s ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors’ opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

There can be no assurance that management’s plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

SpeechSwitch’s future revenue and operating results are unpredictable and may fluctuate, which could cause SpeechSwitch’s stock price to decline.

Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

•	the timing of sales of our products and services, particularly in light of our minimal sales history;

•	the introduction of competitive products by existing or new competitors;

•	reduced demand for any given product;

•	difficulty in keeping current with changing technologies;

•	unexpected delays in introducing new products, new product features and services;

•	increased or uneven expenses, whether related to sales and marketing, product development or administration;

•	deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

•	the mix of product license and services revenue;

•	seasonality in the end-of-period buying patterns of foreign and domestic software markets;

•	the market’s transition between operating systems; and

•	costs related to possible acquisitions of technology or businesses.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

SpeechSwitch has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have no outstanding convertible debentures, except for the $298,289 promissory note owing to Mr. Mahoney. The $298,289 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney’s option, principal and interest due on the note can be converted into shares of the Company’s Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

•	the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

•	increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

•	the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

•
in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

For more information, please see “Potential Dilution Due to Conversion at Below Market Price.”

If SpeechSwitch loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

We are dependent on our key officers and directors, including Jerome R. Mahoney and Bruce R. Knef, our Non-Executive Chairman of the Board and our President, Chief Executive Officer and Chief Financial Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, SpeechSwitch has entered into employment contracts with Jerome Mahoney and Bruce Knef. However, Mr. Knef’s employment agreement will expire in November 2007.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

SpeechSwitch may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on SpeechSwitch’s operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on SpeechSwitch’s business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers’ operations could increase materially. The inability of SpeechSwitch to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of SpeechSwitch. Furthermore, through the acquisition of additional businesses, SpeechSwitch may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While SpeechSwitch may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, SpeechSwitch, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of SpeechSwitch’s Board of Directors and management may have conflicts of interest after the Distribution; SpeechSwitch does not have any formal procedure for resolving conflicts in the future.

Mr. Mahoney, a member of the board of directors, owns iVoice shares and has the right to convert $298,289 of loans and deferred compensation and $30,283 of accrued and unpaid interest, into 328,572 shares of SpeechSwitch Class B Common Stock which are convertible into the number of shares of SpeechSwitch Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into one share of SpeechSwitch Class B Common Stock for each dollar of accrued and unpaid interest. As of the date of this filing, accrued and unpaid interest on this indebtedness was $30,283. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, Mr. Mahoney, the Non-Executive Chairman of the Board of SpeechSwitch serves as the Chairman of the Board and Chief Executive Officer of iVoice and we anticipate that he will continue to serve in such capacities. These relationships could create, or appear to create, potential conflicts of interest when SpeechSwitch’s directors and management are faced with decisions that could have different implications for SpeechSwitch and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, SpeechSwitch and any other projects. Other examples could include potential business acquisitions that would be suitable for either SpeechSwitch or iVoice, activities undertaken by iVoice in the future that could be in direct competition with SpeechSwitch, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and SpeechSwitch following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of SpeechSwitch following the Distribution. Furthermore, SpeechSwitch does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

SpeechSwitch’s industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

SpeechSwitch stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

On August 31, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners (which was amended and restated on December 12, 2005) to provide a $10 million equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the possible sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., SpeechSwitch stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on SpeechSwitch shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the SpeechSwitch Class A Common Stock.

Except for the potential sale of our Class A Common Stock to Cornell Capital Partners on the terms of the Standby Equity Distribution Agreement, SpeechSwitch currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the Standby Equity Distribution Agreement are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the effectiveness of the registration statement of which this prospectus is a part.

Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by SpeechSwitch, including having the registration statement relating to such Class A Common Stock and of which this prospectus is a part declared effective. If SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $466,000 and, assuming that SpeechSwitch has no revenues, SpeechSwitch expects to have increased liabilities of approximately $466,000, which includes salaries for SpeechSwitch’s officers and employees for this period of approximately $292,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company’s expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and SpeechSwitch is unable to obtain funds from the equity line of credit, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in SpeechSwitch’s industry may impede its ability to compete effectively.

As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

SpeechSwitch faces intense price-based competition for licensing of its products which could reduce profit margins.

Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor SpeechSwitch has experienced any pressure from price competition on the pricing of its speech recognition software products in the past, but SpeechSwitch believes that this pressure could occur in the future.

SpeechSwitch may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

SpeechSwitch may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We assumed iVoice’s relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice’s existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice’s existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit SpeechSwitch’s sales and penetration into the marketplace.

SpeechSwitch only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from SpeechSwitch may not return such products to SpeechSwitch under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products. SpeechSwitch does not have any material relationship with any single distributor or reseller.

SpeechSwitch may depend on distribution by resellers and distributors for a significant portion of revenues.

We may distribute some of our products through resellers and distributors. Direct customer sales contracts do not typically result in year-after-year business, as they are for a single fixed order of products. In 2004, four direct customers, none of which were resellers or distributors, generated approximately 51% of the revenue of SpeechSwitch through one-time sales contracts that will be unlikely to impact revenues in future periods. These contracts were with the City of Atlantic City, the NYC Department of Transportation, AMDEV Communications and Phone Extra and represented 18%, 13%, 13% and 7% of our revenues, respectively. We intend to assume iVoice’s existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice’s existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. SpeechSwitch does not have any material relationship with any single distributor or reseller.

The limited scope of results of SpeechSwitch’s research and development may limit the ability of SpeechSwitch to expand or maintain its sales and products in a competitive marketplace.

SpeechSwitch currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place SpeechSwitch at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within SpeechSwitch, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

Such limited research and development may also adversely affect the ability of SpeechSwitch to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If SpeechSwitch must restructure its operations, valuable resources will be diverted from other business objectives.

We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

SpeechSwitch relies on third party technologies which may not support SpeechSwitch products.

Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

SpeechSwitch faces aggressive competition in many areas of the business, and the business will be harmed if SpeechSwitch fails to compete effectively.

We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the possible sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners.

However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock under the Standby Equity Distribution Agreement, unless we satisfy certain conditions, including the registration statement relating to such Class A Common Stock having been declared effective. See “Management’s Discussion and Analysis of Financial Condition or Plan of Operation - Liquidity and Capital Resources.” If SpeechSwitch cannot satisfy the conditions for drawing on the equity line of credit, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access financing under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Non-Executive Chairman of the Board of SpeechSwitch, may have control over the management and direction of SpeechSwitch.

Mr. Mahoney will have the right to convert $298,289 of indebtedness and deferred compensation, together with accrued but unpaid interest of $30,283, into 328,572 shares of SpeechSwitch Class B Common Stock, which Class B Common Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at the prime rate plus 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 328,572 shares of Class B Common Stock, he will have voting rights equal to 32,857,200 shares of Class A Common Stock and will have control over the management and direction of SpeechSwitch, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

In addition, Bruce Knef, our President and Chief Executive Officer, has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to certain shares of our Common Stock that are owned at any time by Mr. Knef.

SpeechSwitch’s management team is new and its working relationships are untested.

We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and SpeechSwitch, as a business, may fail.

SpeechSwitch relies on intellectual property and proprietary rights which may not remain unique to SpeechSwitch.

We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

We have obtained three patents and have one pending patent application on our proprietary technology that we believe to be material to our future success and may obtain additional patents in the future. Pursuant to a Patent Purchase Agreement, dated April 20, 2006, we completed the sale of certain United States Letters Patents and/or applications for United States Letters Patents and/or foreign patents and applications to Lamson Holdings LLC. The patents and/or patent applications sold relate to various Voice Activated/Voice Responsive systems developed by SpeechSwitch, including item locators for retail stores utilizing various unique identifying, data gathering and organizing, as well as user feedback techniques. Our existing and future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. Although we have obtained patents and have pending patent applications, we may not be able to continue to develop proprietary products or technologies that are patentable and other parties may have prior claims.

In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. Although we have obtained two U.S. patents, we do not own any foreign patents or registered intellectual property. We may not be able to obtain additional issued patents or other protection from any future patent applications owned by or licensed to us.

Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

SpeechSwitch may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

In addition, we may be sued by third parties who claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

•	cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

•	redesign our products, which would be costly and time-consuming.

SpeechSwitch may incur increased expenses after the administrative services agreement with iVoice is terminated.

In connection with its spin-off, SpeechSwitch entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing SpeechSwitch with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where SpeechSwitch needs assistance and support. The agreement will continue after the Distribution on a month-to-month basis. Upon termination of the agreement, SpeechSwitch will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which SpeechSwitch has been required to pay under the administrative services agreement.

         SpeechSwitch has limited segregation of duties amongst its employees with respect to the preparation and review of it's financial statements due to it's limited number of employees, which is a material weakness in internal controls, and if SpeechSwitch fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in the iVoice Technology financial reporting which could harm the trading price of SpeechSwitch stock.

         Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. Inferior internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock. Management has found it necessary to limit our administrative staffing in order to conserve cash, until our level of business activity increases. As a result, there is very limited segregation of duties amongst the administrative employees, and we and our independent public accounting firm have identified this as a material weakness in the our internal controls. We intend to remedy this material weakness by hiring additional employees and reallocating duties, including responsibilities for financial reporting, among our employees as soon as there are sufficient resources available. However, until such time, this material weakness will continue to exist. Despite the limited number of administrative employees and limited segregation of duties, management believes that our administrative employees are capable of following our disclosure controls and procedures effectively.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Upon issuance of the maximum number of shares being registered in connection with the equity line of credit and taking into account the shares that have already been issued to Cornell pursuant to the equity line of credit, the structuring fee, the commitment fee and the placement agent fee, there will be an additional 1,042,206,208 shares of Class A Common Stock outstanding. All of these shares of our Class A Common Stock may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part.

Our common stock is deemed to be “penny stock” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

•	with a price of less than $5.00 per share;

•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

•
in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

Under the terms of our equity line of credit with Cornell Capital Partners, if we satisfy the conditions therein, SpeechSwitch may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under “ -- We may not be able to access sufficient funds when needed,” our agreement with Cornell Capital Partners provides that our ability to obtain funds will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also “Management’s Discussion and Analysis of Financial Condition or Plan of Operation - Liquidity and Capital Resources.” If we are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of our Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then SpeechSwitch stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five consecutive trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,053,332,875 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Prior to the Distribution, there was no trading market for our Class A Common Stock, it may be relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Prior to the Distribution, our Class A Common Stock was not traded on any market. We expect that, if and when a trading market develops in our Class A Common Stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after the Distribution and this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

We are registering 1,053,332,875 shares of Class A Common Stock in this offering. These shares represent more than 98% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or any significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of SpeechSwitch by electing its or their own directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition or Plan of Operation” and “Our Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders as of the date of this filing. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with SpeechSwitch, except as follows:

Cornell Capital Partners has outstanding loans to SpeechSwitch in the aggregate principal amount of $1,000,000 as of February 28, 2005, which is evidenced by a secured promissory note. The loans have not yet been repaid. The secured promissory note is secured by a first priority security interest in substantially all of the assets of SpeechSwitch. The promissory note matured on September 1, 2006 with a lump sum payment due of any remaining principal and/or interest. The Company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. In addition, as a result of the default, the interest rate has been increased to 18%.

On August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

On August 31, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $600,000 per advance notice. A minimum of five trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase shares of our Class A Common Stock for a 5% discount to the prevailing market price of our Class A Common Stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and Cornell Capital Partners was paid a one-time commitment fee equal to 150,000 shares of SpeechSwitch Class A Common Stock. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit or received as the commitment fee at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty trading days or the failure of SpeechSwitch to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares is subject to satisfaction of customary conditions. SpeechSwitch will be entitled to commence drawing funds under this agreement when the Class A Common Stock issuable under the equity line of credit is registered for resale by Cornell Capital Partners with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board is obtained and maintained, and the equity line of credit will remain outstanding for two years thereafter. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, SpeechSwitch paid Yorkville Advisors Management, LLC a structuring fee equal to 325,000 shares of SpeechSwitch Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars directly out of the gross proceeds of each advance under the equity line of credit. Yorkville Advisors Management has been paid and may in the future be paid structuring fees for its services in structuring the equity line of credit between SpeechSwitch and Cornell Capital Partners. Yorkville Advisors Management has informed us that it intends to sell the shares received as the structuring fee at the then prevailing market price. All investment decisions of Yorkville Advisors Management, LLC are made by Mark Angelo, a member of Yorkville Advisors Management.

In August 2005, SpeechSwitch entered into a placement agent agreement with Monitor Capital, which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, SpeechSwitch engaged Monitor Capital to review the agreements with respect to the equity line of credit with Cornell Capital Partners and to advise the Company whether the terms contained in such agreements are consistent with industry standards. Monitor Capital advised SpeechSwitch on how the pricing terms of the equity of line of credit compare to other similar transactions and on the impact of dilution from the sale of shares under the equity line of credit on the market price for the SpeechSwitch Class A Common Stock and shareholder value. Monitor Capital also delivered a report summarizing their findings to SpeechSwitch.. In consideration of the services provided by Monitor Capital, we issued to Monitor Capital, pursuant to the placement agent agreement, 226,296 shares of SpeechSwitch Class A Common Stock as a placement agent fee. The Company has been advised by Monitor Capital that the compensation paid to Monitor Capital for the services provided is consistent with the amount that Monitor Capital charges other of its clients for such services. The Company does not believe that such compensation is excessive. Mr. Hsiao-Wen Kao, President of Monitor Capital, and Mr. John Dickerson, owner of Monitor Capital, have the authority to exercise voting and/or dispositive powers with respect to the shares of SpeechSwitch Class A Common Stock offered for resale by Monitor Capital.

The table follows:

Selling Stockholder	Shares Beneficially Owned Before Offering	Shares to be Acquired under the Line of Credit		Shares to be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned After Offering
Cornell Capital
Partners, L.P.	10,575,371	1,052,631,579	(1)	1,052,781,579	(2)	0%
Yorkville Advisors Management, LLC	325,000	0		325,000		0%
Monitor Capital, Inc.	226,296	0		226,296		0%

Total	11,126,667	1,052,631,579		1,053,332,875		0%

________________
(1) Prior to the date of this prospectus, the Company has sold 10,575,371 shares of Class A Common Stock to Cornell Capital under the equity line of credit. As of the date of this prospectus, the remaining number of shares to be acquired by Cornell Capital under the equity line of credit is 1,042,206,208.

(2) Prior to the date of this prospectus, Cornell Capital has sold 10,575,371 shares of Class A Common Stock that it received under the equity line of credit, along with the 150,000 shares of Class A Common Stock that it had received as a one-time commitment fee in connection with the equity line of credit.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners under the proposed equity line of credit. Under the terms of the proposed equity line of credit, the purchase price of the shares under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the date of a notice from SpeechSwitch to Cornell Capital Partners requiring it to advance funds to us under the proposed equity line of credit. Under the terms of the proposed equity line of credit, Cornell Capital Partners will retain 6% of each advance made to us and we will pay a structuring fee to Yorkville Advisors Management, LLC of an amount equal to $500 out of the gross proceeds of each advance.

To date, we have sold 10,575,371 shares of Class A Common Stock to Cornell Capital under the equity line of credit, for the gross proceeds of $145,000, less $8,700 retainage fees and $7,500 structuring fees, pursuant to the terms of the equity line of credit.

For illustrative purposes, SpeechSwitch has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. For the purposes of this table, SpeechSwitch assumes a purchase price per share of Class A Common Stock of $.0095, equal to 95% of an assumed market price of $.01 per share (526,315,789 and 1,042,206,208 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $312,990, repayment of a secured promissory note issued to Cornell Capital of approximately $1,257,085, plus the 6% retainage fee.

Gross Proceeds	$5,000,000	$9,855,000
Net Proceeds	4,387,010	8,950,710

Use of Proceeds:	Amount	Amount
Sales and Marketing	$500,000	$1,000,000
Repayment of secured promissory notes	1,257,085	1,257,085
Working Capital and general corporate
purposes which include employee salaries, cost of additional personnel, support and management systems, legal and professional costs, and capital costs for computers, related equipment, and, potentially, acquisitions of other companies	2,629,925	6,693,625
Total	$4,387,010	$8,950,710

Except for the equity line of credit and the issuance of secured promissory notes, the Company has no other significant sources of working capital or cash commitments. In addition, management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that SpeechSwitch will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company’s financing is dependant. If SpeechSwitch is unable to recognize sufficient proceeds from these arrangements, however, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $600,000 proceeds from the equity line of credit, management believes that SpeechSwitch could maintain its operations for 12 months.

EQUITY LINE OF CREDIT

Summary

On August 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. On August 31, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners , which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded during the five consecutive trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit as a commitment fee and we will pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. The sale of the shares under the equity line of credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity Line of Credit Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held four trading days after such written notice at which time we will deliver shares of Class A Common Stock to Cornell Capital Partners and Cornell Capital Partners will pay the advance amount.

We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

The maximum amount of each advance amount is $600,000 per advance notice. The amount available under the equity line of credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if SpeechSwitch issued 1,052,781,579 shares of Class A Common Stock to Cornell Capital Partners (i.e., the number of shares needed to raise the maximum amount available under the equity line of credit at a price of $0.01 per share, plus the commitment fee) for gross proceeds of $10,000,000, these shares would represent greater than 98% of our outstanding Class A Common Stock upon issuance.

SpeechSwitch is registering for resale by Cornell Capital Partners a total of 1,052,781,579 shares of Class A Common Stock issuable under the equity line of credit. The issuance of the shares under the equity line of credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of SpeechSwitch by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners may purchase shares of SpeechSwitch Class A Common Stock at a 5% discount to the prevailing market price of such common stock. In addition, SpeechSwitch has agreed to permit Cornell Capital Partners to retain 6% of the proceeds received by SpeechSwitch under each advance pursuant to the Standby Equity Distribution Agreement. The discount, together with the right of Cornell Capital Partners to retain 6% of the proceeds under each advance, results in an aggregate discount to the market price of approximately 11%. For example, assuming that SpeechSwitch requests an advance of $500,000, and the price of SpeechSwitch Class A Common Stock during the relevant pricing period is $.05 per share, Cornell Capital Partners would be entitled to receive 10,526,316 shares of Class A Common Stock (the amount of the request for the advance, $500,000, divided by $.0475, or 95% of $.05) at an effective purchase price of $470,000 (the $500,000 advance less 6% that is retained by Cornell Capital Partners). Based on the foregoing, the effective purchase price per share of SpeechSwitch Class A Common Stock paid by Cornell Capital Partners is $.0446, which represents a discount of approximately 11% from the prevailing market price of $.05 per share.

To date, we have sold 10,575,371 shares of Class A Common Stock to Cornell Capital under the equity line of credit, for the gross proceeds of $145,000, less $8,700 retainage fees and $7,500 structuring fees, pursuant to the terms of the equity line of credit.

Proceeds used under the equity line of credit will be used in the manner set forth in the “Use of Proceeds” section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $312,990  consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance and we will pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance. In connection with the equity line of credit, SpeechSwitch has paid to Cornell Capital Partners a one-time commitment fee equal to 150,000 and has paid to Yorkville Advisors Management a structuring fee of 325,000.

PLAN OF OFFERING

The selling stockholders have advised us that the sale or distribution of SpeechSwitch’s Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of SpeechSwitch’s shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of SpeechSwitch’s shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledgees or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital Partners, a post-effective amendment to the registration statement of which this prospectus is a part must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of SpeechSwitch’s Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of our Class A Common Stock may be deemed to be underwriters, and any profit on the sale of our Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act in connection with the sale of Class A Common Stock under the equity line of credit. Under the terms of the equity line of credit, Cornell Capital Partners will pay SpeechSwitch 95% of the lowest closing bid price of SpeechSwitch’s Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded during the five consecutive trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. In addition, Cornell Capital Partners will retain 6% of the proceeds of each advance received by SpeechSwitch under the equity line of credit. The 5% discount, the 6% retained amount, and the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in SpeechSwitch’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing SpeechSwitch’s common stock.

Yorkville Advisors Management is an “underwriter” within the meaning of the Securities Act in connection with the sale of Class A Common Stock that it has received as a structuring fee from SpeechSwitch in connection with the equity line of credit. Under the terms of the Standby Equity Distribution Agreement, SpeechSwitch has paid Yorkville Advisors Management a structuring fee of 325,000 shares and has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. The structuring fees are underwriting discounts.

Yorkville Advisors Management is a Delaware limited liability company. Yorkville Advisors Management is the investment manager to Cornell Capital Partners and its general partner, Yorkville Advisors, LLC. Yorkville Advisors Management does not intend to make a market in SpeechSwitch’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing SpeechSwitch’s common stock.

Monitor Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received as a placement agent fee from SpeechSwitch in connection with the private placement of shares of our Class A Common Stock to Cornell Capital Partners under the equity line of credit. Under the placement agent agreement, SpeechSwitch agreed to issue to Monitor Capital a number of shares of Class A Common Stock equal to $10,000 divided by the lowest closing bid price of the Class A Common Stock on the fifth (5th) trading day of SpeechSwitch’s Common Stock after the listing of such shares on the principal market. Any discount to market price is an underwriting discount.

Monitor Capital is a privately owned investment bank and brokerage firm. Monitor Capital does not intend to make a market in SpeechSwitch’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing SpeechSwitch’s common stock.

Under the securities laws of certain states, shares of our Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $312,990, as well as retention of 6% of the gross proceeds received under the equity line of credit and payment of five hundred dollars ($500) as a structuring fee for each advance under the equity line of credit. The estimated offering expenses consist of: a SEC registration fee of $1,240, printing expenses of $25,000, accounting fees of $16,750, legal fees and expenses of $230,000 and miscellaneous expenses of $40,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of our Class A Common Stock under the equity line of credit.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Class A Common Stock of SpeechSwitch while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from SpeechSwitch under the equity line of credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATION

You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview and Plan of Operation

Prior to August 5, 2005, the Company’s previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice, and reflected significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of SpeechSwitch had it been a stand-alone entity.

SpeechSwitch seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, SpeechSwitch’s business was formed from the contribution by iVoice of certain assets and related liabilities on August 5, 2005. In connection with a reorganization of iVoice, iVoice assigned and conveyed to SpeechSwitch its speech recognition software business and related liabilities, including all intellectual property of iVoice relating to the speech recognition software business. The board and management of iVoice elected not to transfer any part of its working cash balance to SpeechSwitch. Based upon the current intention of SpeechSwitch not to conduct any research and development or hire additional employees and instead focus on the sale of the existing speech recognition technology, the board has determined that, on balance, SpeechSwitch has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that SpeechSwitch has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

The emerging nature of the speech recognition industry makes it difficult to assess the future growth of SpeechSwitch.

The speech recognition software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, SpeechSwitch’s business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, SpeechSwitch has developed and maintained its own credit and banking relationships and performs its own financial and investor relations functions. However, SpeechSwitch may not be able to successfully maintain the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management’s time and other resources.

SpeechSwitch has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. The financing of our working capital needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement. However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions are met by SpeechSwitch, including having the registration statement relating to the Standby Equity Distribution Agreement declared effective. See “- Liquidity and Capital Resources.” If SpeechSwitch cannot fund its working capital needs under the equity line of credit, we will be unable to obtain sufficient capital resources to operate our business since we have no other plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient working capital funding will have an immediate material adverse effect on our financial condition and our business.

Separation from iVoice

SpeechSwitch was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. SpeechSwitch will have no material assets or activities until the contribution of the speech recognition software business described in this prospectus. As a result of the Distribution, SpeechSwitch is now an independent public company, with iVoice having no continuing ownership interest in SpeechSwitch.

On November 11, 2004, SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Knef and the administrative services agreement. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and has been dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

SpeechSwitch’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business transferred to SpeechSwitch by iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what SpeechSwitch’s results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

SpeechSwitch operates the speech recognition software business. However, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the speech recognition software business. SpeechSwitch intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for the speech recognition software business. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice’s previous lack of sales and marketing efforts on the speech recognition software business, SpeechSwitch’s lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

As of August 5, 2005, iVoice assigned, contributed and conveyed to SpeechSwitch corporate assets, liabilities and expenses related to the speech recognition software business, including the speech recognition software and all intellectual property of iVoice relating to the speech recognition software business and the assignment of iVoice’s existing agreements and arrangements with dealers and resellers. This assignment, contribution and conveyance of assets, liabilities and expenses was based on an estimate of the proportion of such amounts allocable to SpeechSwitch, utilizing such factors as total revenues, employee headcount and other relevant factors. SpeechSwitch believes that these allocations have been made on a reasonable basis. SpeechSwitch believes that all costs allocated to SpeechSwitch are a reasonable representation of the costs that SpeechSwitch would have incurred if SpeechSwitch had performed these functions as a stand-alone company.

In conjunction with the separation of the speech recognition software business from iVoice, SpeechSwitch entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to SpeechSwitch following the Distribution. This agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. See “Relationship Between iVoice and SpeechSwitch Following the Distribution” for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch. SpeechSwitch has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

iVoice announced in November 2004 its intention to distribute its shares of our Class A Common Stock to its stockholders upon effectiveness of required Securities and Exchange Commission filings. Our shares of Class A Common Stock were distributed to iVoice’s stockholders on or about August 12, 2005.

Year Ended December 31, 2005 as Compared with the Year Ended December 31, 2004

All revenues reported by SpeechSwitch are derived from the license of our speech recognition software products. Total revenues for the year ended December 31, 2005 and December 31, 2004 were $143,684 and $108,222, respectively. The speech recognition software business has only operated as a division and/or subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the speech recognition software business is attributable to the minimal resources made available by iVoice for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If SpeechSwitch can obtain funds under the equity line of credit, SpeechSwitch will be able to devote more resources to operating the business. See “ -- Liquidity and Capital Resources.”

Gross margin for the year ended December 31, 2005 and December 31, 2004 was $94,456 (65.7%) and $70,784 (65.4%), respectively. The increase in gross margin % is a result of a change in the products and services mix being sold. In the year ending December 31, 2005, SpeechSwitch provided more consulting and maintenance services, which have higher gross margins than the sale of software products.

Total operating expenses increased to $736,287 for the year ended December 31, 2005 from $480,817 for the year ended December 31, 2005, an increase of $255,470, or 53.1%. This increase in the current year is attributable to accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of SpeechSwitch and research and development. These increases were partially offset by reductions in amortization expense.

As of December 31, 2005, SpeechSwitch had 3 full-time employees and 1 part-time employee.

The loss from operations for the year ended December 31, 2005 was $(641,831) compared to $(410,033) for the year ended December 31, 2004, an increase in the loss of $231,798. As discussed above, this increase in the loss was attributable to lower sales and accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of SpeechSwitch.

Other income (expense) on the Statements of Operations for the year ended December 31, 2005 were $125,709 as compared to $457,017 for the year ended December 31, 2004, a decrease of $331,308. During the year ended December 31, 2005, SpeechSwitch recorded $125,373 of interest and financing costs. During the year ended December 31, 2004, SpeechSwitch recorded $514,157 of interest and financing costs. Of these costs, $406,150 was attributed to allocations from the parent for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements during 2004 and $80,000 was paid to Cornell Capital for fees related to the issuance of $800,000 of secured convertible debentures. Accrued interest expense on the secured debentures was $10,027 in 2004. In future periods, SpeechSwitch will incur additional interest expense and additional fees related to the borrowings from the promissory notes owing to Cornell Capital Partners and, if the equity line of credit is consummated, the sale of shares to fund working capital needs. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debt.

Net loss for the year ended December 31, 2005 was $(767,540) as compared to $(867,050) for the year ended December 31, 2004. The decrease in the net loss of $99,510 was the result of the factors discussed above.

Nine months ended September 30, 2006 compared to nine months ended September 30, 2005

All revenues reported by SpeechSwitch are derived from the license of our speech recognition software products and the sale of our patents. Total revenues for the nine months ended September 30, 2006 and September 30, 2005 were $240,484 and $81,029, respectively. In 2006, product installations and maintenance accounted for $105,124 in sales and patent sales were $135,360. Prior to August 5, 2005, the speech recognition software business has only operated as a division and/or subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the speech recognition software business is attributable to the minimal resources made available for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If SpeechSwitch can obtain funds under the SEDA, SpeechSwitch will be able to devote more resources to operating the business. See "Liquidity and Capital Resources”.

Gross margin for the nine months ended September 30, 2006 and September 30, 2005 was $204,458 and $42,375, respectively, for an increase of $162,083. $135,360 of the increase was from the sale of the patents and the remaining amounts were from the increased product installations and maintenance sales during the same period.

Total operating expenses decreased to $410,808 for the nine months ended September 30, 2006 from $571,639 for the nine months ended September 30, 2005, a decrease of $160,831. This decrease in the current nine months is primarily attributable to the decrease of administrative expenses for legal and professional fees incurred in 2005 for registering the Company.

Total other income (expense) for the nine months ended September 30, 2006 were an expense of $198,799, as compared to an expense of $94,228 for the nine months ended September 30, 2005, an increase of $104,571. During the nine months ending September 30, 2006, SpeechSwitch recorded $111,006 of interest expense, $94,968 of beneficial interest charged to interest expense and $7,175 of interest income. In the nine months ending September 30, 2005, SpeechSwitch recorded $79,658 of interest expense, $20,000 for financing costs and $5,430 of interest income. The finance costs were for fees paid to Cornell Capital Partners for additional financing arrangements. The other income was primarily from interest earned on the cash accounts. The interest expense was for accrued interest on related party debts and on the Cornell Promissory Notes.

Net loss for the nine months ended September 30, 2006 was $405,149 as compared to a loss of $623,492 for the nine months ended September 30, 2005. The decrease in net loss of $218,343 was the result of the factors discussed above.

Liquidity and Capital Resources

To date, SpeechSwitch has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

If we satisfy necessary conditions under the equity line of credit, we intend to sell shares of our Class A Common Stock as soon as possible to generate capital necessary to sustain our operations. On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, SpeechSwitch’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, with an additional loan of $200,000, bringing the promissory note to an aggregate principal amount of $1,000,000, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. The loans evidenced by the promissory note have not yet been repaid. In connection with the issuances of the secured convertible debentures, SpeechSwitch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 additional borrowing. SpeechSwitch’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note. This guaranty terminated on August 4, 2005.

On March 9, 2005, SpeechSwitch received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch’s common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. On August 31, 2005, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which SpeechSwitch may, from time to time, issue and sell to Cornell Capital Partners our Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five consecutive trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners also received, as additional compensation, 150,000 shares of Class A Common Stock as a commitment fee pursuant to the Standby Equity Distribution Agreement.

However, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock unless certain conditions are met by SpeechSwitch, including having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the date of this prospectus will be approximately $466,000, which includes salaries for SpeechSwitch’s officers and employees, and assuming SpeechSwitch has no revenues in such period, SpeechSwitch expects to incur additional liabilities of approximately $466,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and SpeechSwitch is unable to obtain funds from the sale of our Class A Common Stock to Cornell Capital Partners, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

Except for these two financing agreements, the Company currently has no other significant sources of working capital or cash commitments. However, no assurance can be given that SpeechSwitch will raise sufficient funds from such financing arrangements, or that SpeechSwitch will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of SpeechSwitch’s financing is dependent upon.

On August 5, 2005, SpeechSwitch assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to SpeechSwitch assets having an aggregate book value of $10,000. See “Selected Historical and Pro Forma Financial Information” contained in the financial statements of SpeechSwitch at the back of this prospectus. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

SpeechSwitch assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the speech recognition software business. The amount of $190,000 includes approximately $32,110 for interest on the original loan from Jerry Mahoney to iVoice. Pursuant to the terms of the promissory note representing such obligation, SpeechSwitch, for value received, will pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management’s Discussion and Analysis of Financial Condition or Plan of Operation where such policies affect our reported and expected financial results.

Revenue Recognition

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as

amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company’s speech recognition software. No revenues have been derived from the sale of optional customer support services. The Company’s standard license agreement provides for a one-time fee for use of the Company’s product in perpetuity for each computer or CPU in which the software will reside. The Company’s software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer’s option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company’s policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

Customers may license the Company’s products through our telesales organization and through promotions or reseller agreements with independent third parties. SpeechSwitch only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from SpeechSwitch may not return such products to SpeechSwitch under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller’s future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards (“SFAS”) 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”. The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 “Accounting Changes.”

The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management’s ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management’s ability to successfully license its products to its customers. A change in one or more of these factors may influence management’s estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

Impact of Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the fourth quarter of fiscal year 2005. For the nine months ended September 30, 2006, FAS 126R did not have any impact on the financial statements.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position, results of operations, or cash flows for the nine months ended September 30, 2006.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position, results of operations, and cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position, results of operations, and cash flows.

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company’s financial position or results of operations.

OUR BUSINESS

Background

SpeechSwitch, Inc. (the “Company”) was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of September 30, 2006, the Company employed three full-time employees and one part-time employee. SpeechSwitch may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

Our products use standard open-architecture PC platforms and Microsoft Windows 2000 operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our product development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have recently adapted our applications to integrate with different manufacturer telephone switches through the use of Telephony Application Program Interface or "TAPI". The use of TAPI, allows iVoice to integrate our applications into different telephone manufacturers Private Branch Exchange systems or “PBX's”, eliminating the need for costly additional external hardware. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. Our manufacturing operations consist only of the installation of our proprietary software and, if required, a voiceboard, into a fully assembled PC system which we obtain from several different vendors. The Company obtains system components such as PCs, circuit boards, application cards, faxboards, and voiceboards from various suppliers.

Our flagship product is our Speech-enabled Auto Attendant product. The Auto Attendant engages callers in a natural language dialog and is ready to transfer a caller to an extension for the party the caller is trying to reach at any time. Callers can interrupt the Auto Attendant at any time by barging in on the prompts and simply saying the name of the person or department they wish to speak to.

We have met interoperability standards with several leading PBX manufacturers for Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX® platform, Artisoft for its TeleVantage® Communication server, and AltiGen’s AltiServ® for its phone systems. These recent platform integrations add to several others previously completed, including a Siemens Ready™ certification, NEC Fusion Strategic Alliance and Sprint North Supply. Through these co-marketing arrangements and strategic alliances, we will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers’ authorized reseller networks. To date, no significant revenues have been generated as a result of any such co-marketing arrangements or alliances.

Our Name Dialer product is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes that are used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer application running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

Our Speech SDK product is a unique tool for software application developers which provides the ability to convert common command and control functions to speech commands. The SDK allows software developers to write applications that can treat a user's voice as an input device, such as mouse, keyboard, or joystick. In addition to telephony applications, the SDK can be used to incorporate speech recognition into games, handheld devices and even household appliances.

Distribution

As a product line of iVoice, Inc., our speech recognition software has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of our speech recognition software. The Company’s future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

SpeechSwitch will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. SpeechSwitch intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

A number of companies have developed, or are expected to develop, products that compete with our products.  Our competitors include IBM, Microsoft, Philips Electronics, and ScanSoft . Our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify and future competition may harm our business.

We believe that the principal competitive factors affecting our market include the breadth and depth of solutions, product quality and performance, core technology, product scalability and reliability, product features, customer service, the ability to implement solutions, the value of a given solution, the creation of a base of referenceable customers and the strength and breadth of reseller and channel relationships. Although we believe that our solutions currently compete favorably with respect to these factors, particularly with respect to product quality and performance, no assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Product Development

We currently have no plans to engage in future research and development or to launch any additional versions of the speech recognition software or other products.

SpeechSwitch considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

Business Development

Business development objectives at SpeechSwitch will be to focus on two primary functions as listed below:

1.	Negotiate and secure strategic alliances related to our speech recognition products; and

2.	Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts.

Strategic Alliances

SpeechSwitch’s business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. SpeechSwitch has recently entered into certain of these strategic alliances, and is currently negotiating additional strategic alliances. To date no significant revenues have been generated as a result of any such co-marketing arrangements or alliances.

Manage OEM and Reseller Accounts

While we have traditionally sold our product primarily on a direct basis, with our existing officers and employees fulfilling orders received by telephone and the internet, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. We currently have no strategic alliances with any OEMs or resellers other than the existing relationship between iVoice’s resellers and iVoice that are being transferred to us by iVoice for our benefit, nor do we have any current material negotiations with any OEM or other reseller. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support.

Sales and Marketing

The speech recognition enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise’s objectives of improving the customer experience and reducing operating costs.

The Company’s strengths are reflected in the speech recognition enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These speech recognition solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants (“PDAs”).

SpeechSwitch will market its products directly and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company’s technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

We regard some features of our speech recognition software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We continue to review our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any additional patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

Pursuant to a Patent Purchase Agreement, dated April 20, 2006, we completed the sale of certain United States Letters Patents and/or applications for United States Letters Patents and/or foreign patents and applications to Lamson Holdings LLC. The patents and/or patent applications sold relate to various Voice Activated/Voice Responsive systems developed by SpeechSwitch, including item locators for retail stores utilizing various unique identifying, data gathering and organizing, as well as user feedback techniques.

We received net proceeds of $144,000, after paying a commission to GlynnTech, Inc. which served as SpeechSwitch’s licensing agent and assisted in the sale of the patents.

As of the date of this prospectus, we have three issued U.S. patents and one pending U.S. patent application. We believe that our patent strategy will provide a competitive advantage in our target markets, but our patents may not be broad enough to cover our competitors’ products and may be subject to invalidation claims.

Our first patent, for our Speech-Enabled Automatic Telephone Dialer, was issued in May 2003. This invention is a speech enabled automatic telephone dialer device system that uses a spoken name that corresponds to the name and telephone number data of computer-based address book programs. The Speech Enabled Name Dialer imports all of the names and telephone numbers from a user’s existing Microsoft Outlook, ACT, Gold Mine or other contact management software and can automatically connect a caller with anyone the caller asks for. The caller simply picks up the phone, tells the Name Dialer the name of the person the caller wants to contact, and the Name Dialer finds the telephone number and dials for the caller.

Our second patent for our Speech-Enabled Automatic Telephone Dialer without the need for a Private Branch Exchange (PBX), was issued in December 2003. Although this patent is similar to our first patent, however, the PBX requirement is circumvented through the use of software.

Our third patent for our Speech-Enabled Automatic Telephone Dialer Name Dialer utilizing a Telephone Application Programming Interface (TAPI), was issued on September 6, 2005. This patent seeks to protect the use of the Name Dialer utilizing a Telephone Application Programming Interface (TAPI). The use of TAPI allows SpeechSwitch to integrate into different telephone PBX systems, eliminating the need for additional external hardware. Each phone system hardware provider provides a specific software driver that interfaces directly with the SpeechSwitch Name Dialer.

There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.]

Employees

As of the date of this filing, we have three full-time employees and one part-time employee. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Knef) and our Non-Executive Chairman of the Board (Mr. Mahoney). Mr. Mahoney will not provide services to SpeechSwitch on a full-time basis; Mr. Knef will devote substantially all of his time to SpeechSwitch. Many services that would be provided by employees are currently being provided to SpeechSwitch by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and directors to continue to fulfill orders received by telephone and the internet for SpeechSwitch products. However, if SpeechSwitch can obtain funds under the equity line of credit, SpeechSwitch will be able to devote more resources to expanding its personnel. See “ Management’s Discussion and Analysis of Financial Condition or Plan of Operation -- Liquidity and Capital Resources.”

Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

SpeechSwitch is not party to any material legal proceedings, nor to the knowledge of SpeechSwitch, is any such proceeding threatened against it.

Properties

We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

SPEECHSWITCH’S MANAGEMENT

SpeechSwitch’s board of directors consists of two directors. Listed below is certain information concerning individuals who currently serve as directors and executive officers of SpeechSwitch. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and SpeechSwitch.

Name	Age	Position with SpeechSwitch, Inc.	Director since
Jerome R. Mahoney	46	Non-Executive Chairman of the Board	2004
Bruce R. Knef	51	Director, President and Chief Executive Officer	2004

Jerome R. Mahoney. Mr. Mahoney is SpeechSwitch’s Non-Executive Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Non-Executive Chairman of the Board of Deep Field Technologies, Inc. and iVoice Technology, Inc. and has been a director of Deep Field Technologies and iVoice Technology, Inc. since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Bruce R. Knef. Mr. Knef has been SpeechSwitch’s President and Chief Executive Officer and a director since November 2004. Since 2002, Mr. Knef has been President of Knef Consulting, a New Jersey-based consulting firm providing advisory services to a variety of companies. From 2001 to 2002, Mr. Knef was Senior Vice President - Sales of Education World, an company that provided on-line educational materials to large companies. From 1996 to 2000, Mr. Knef was Executive Vice President of National Media Technologies, a company that provided outsourcing services to financial printers.

Compensation of Executive Officers

The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Bonus	Other Annual Compensation	Restricted Stock	Securities Underlying Options	LTIP Payout ($)	All Other Compensation

Jerome R. Mahoney(1)	2006	$97,530(2)	$0	$0	$0	$0	$0	$0
Non-Executive Chairman	2005	$86,133(3)	$0	$0	$0	$0	$0	$0
of the Board	2004	$21,250	$0	$0	$0	$0	$0	$0

Bruce Knef(3)	2006	$85,000	$0	$0	$0	$0	$0	$16,253(5)
President and Chief	2005	$85,000	$0	$0	$0	$0	$0	$6,290(5)
Executive Officer	2004	$12,396	$0	$0	$0	$0	$0	$0

(1)	Mr. Mahoney has been serving as our Non-Executive Chairman of the Board since August 3, 2004.

(2)	$45,833 was accrued and unpaid in fiscal year 2006.

(3)	$81,967 was accrued and unpaid in fiscal year 2005.

(4)	Mr. Knef has been serving as our President and Chief Executive Officer since November 3, 2004.

(5)	This amount represents commissions paid to Mr. Knef in connection with sales of the Company’s products.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY- End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options/SARs at FY-End ($) Exercisable/Unexercisable

None	0	0	0	0 / 0

Employment Agreements

Jerome R. Mahoney

SpeechSwitch entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as SpeechSwitch’s Non-Executive Chairman of the Board for a term of five years. As consideration, SpeechSwitch agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. SpeechSwitch also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by SpeechSwitch in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of our Class B Common Stock at the option of Mr. Mahoney.

In the event Mr. Mahoney’s employment agreement is terminated by SpeechSwitch for cause or due to Mr. Mahoney’s disability or retirement, SpeechSwitch will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, “cause” means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company’s board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Knef, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Knef would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

In the event Mr. Mahoney’s employment agreement is terminated due to Mr. Mahoney’s death, SpeechSwitch will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney’s employment agreement is terminated by SpeechSwitch within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to SpeechSwitch in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by SpeechSwitch). Under his employment agreement, “good reason” means, among other things, (1) any limitation on Mr. Mahoney’s powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with SpeechSwitch during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

Bruce Knef

SpeechSwitch entered into an employment agreement with Bruce Knef as of November 8, 2004. Pursuant to the terms of the employment agreement, as amended on November 22, 2006, Mr. Knef will serve as SpeechSwitch’s President and Chief Executive Officer until November 7, 2007. As consideration, SpeechSwitch agreed to pay Mr. Knef a base salary of $85,000 during the term. In addition, SpeechSwitch agreed to pay Mr. Knef incentive compensation based on the amount of total revenues collected by SpeechSwitch. If SpeechSwitch records and collects total revenues in an amount greater than $300,000 but less than $2,000,000, Mr. Knef will receive a bonus equal to 7.5% of the total revenues of the Company. If SpeechSwitch records and collects total revenues in an amount greater than $2,000,000, in addition to the 7.5% bonus, Mr. Knef will also receive a bonus equal to 3.5% of the total revenues of the Company in excess of $2,000,000. However, if the Company’s pre-tax profit margin for the year is less than 35%, Mr. Knef’s aggregate bonus will be reduced by 35%. Pursuant to an amendment to the employment agreement entered into on November 22, 2006, SpeechSwitch also agreed to pay Mr. Knef additional compensation of $15,000 annually, which is payable in quarterly disbursements of the Company’s Class A common stock issued under the 2005 Directors’ and Officers’ Stock Incentive Plan.

In the event Mr. Knef’s employment agreement is terminated due to his death or disability or by SpeechSwitch with or without cause, Mr. Knef will receive the portion of his salary earned up until the date of his termination. Under his agreement, “cause” means (1) any material breach of the agreement by Mr. Knef, (2) Mr. Knef’s failure to perform his duties under the employment agreement to the reasonable satisfaction of the board of directors, (3) any material act, or material failure to act, by Mr. Knef in bad faith and to the material detriment of the Company, (4) commission of a material act involving moral turpitude, dishonesty, unethical business conduct, or any other conduct which significantly impairs the reputation of the Company, its subsidiaries or affiliates or (5) the conviction of Mr. Knef of a felony. The employment agreement restricts Mr. Knef from competing with SpeechSwitch during the term of the agreement and for eighteen months after he is no longer employed by the Company. As the board of directors consists solely of Mr. Mahoney and Mr. Knef, and Mr. Knef, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Mahoney would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Knef should be terminated for cause.

In addition, on August 5, 2005, Mr. Mahoney and Mr. Knef entered into a voting agreement pursuant to which they agree to vote their respective shares in favor of any proposal that is submitted to the Company’s shareholders for approval by a unanimous vote or consent of the Board of Directors of the Company. In connection with such voting agreement, Mr. Knef has granted an irrevocable proxy with a term of ten years to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to shares of the Company’s Class B Common Stock and Class A Common Stock that are owned at any time by Mr. Knef. The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

The Company has a 2005 Stock Incentive Plan and a 2005 Directors’ and Officers’ Stock Incentive Plan, both of which were approved by the Board of Directors, and became effective, on December 12, 2005. See “Market Price of and Dividends on the Registrant’s Common Equity and Other Stockholder Matters - Equity Compensation Plan Information” beginning on page 55 for further information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 25, 2005, SpeechSwitch’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. On February 28, 2005, SpeechSwitch borrowed an additional $200,000 pursuant to an additional promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, SpeechSwitch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 borrowing. SpeechSwitch’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note.

Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, SpeechSwitch entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, SpeechSwitch received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch’s common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. On August 31, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital, which was amended and restated on December 12, 2005. SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of our Class A Common Stock during the five consecutive trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Cornell Capital Partners will retain 6% of each advance under the equity line of credit and SpeechSwitch has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. In addition, SpeechSwitch issued to Cornell Capital Partners 150,000 shares of Class A Common Stock as additional one-time compensation pursuant to the terms of the Standby Equity Distribution Agreement.

However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions being met by SpeechSwitch, including the registration statement relating to the shares sold under the Standby Equity Distribution Agreement having been declared effective. If SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase our Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

On August 5, 2005, SpeechSwitch assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to SpeechSwitch assets having an aggregate book value of $16,800. See “Selected Historical and Pro Forma Financial Information” contained in the financial statements of SpeechSwitch at the back of this prospectus. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

In connection with the assumption of assets and liabilities by SpeechSwitch from iVoice, SpeechSwitch assumed from iVoice $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. On August 5, 2005, SpeechSwitch, issued a promissory note in the amount of $190,000 payable to Mr. Mahoney that bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of our Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See “Potential Dilution Due to Conversion at Below Market Price.”

Mr. Mahoney agreed to forego receiving any shares of SpeechSwitch’s Class A Common Stock or Class B Common Stock he would otherwise have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

SpeechSwitch entered into two separate employment agreements with Mr. Mahoney, its Non-Executive Chairman of the Board, and Mr. Knef, its President and Chief Executive Officer, respectively, as of August 1, 2004 and November 8, 2004, respectively. Mr. Mahoney’s agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. Mr. Knef’s agreement provides for compensation of $85,000 plus additional incentive compensation and additional amounts payable in shares of the Company’s Class A common stock. Mr. Mahoney will also be entitled to additional incentive compensation based upon acquisitions completed by SpeechSwitch. SpeechSwitch believes that the compensation provided to each of Mr. Mahoney and Mr. Knef are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

In August 2004, SpeechSwitch entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing SpeechSwitch with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services on a month-to-month basis. For these services SpeechSwitch is paying iVoice $7,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “SSWC”

The following table shows the high and low closing prices for the period indicated:

2005	High	Low
Third quarter	$.08	$.01
Fourth quarter	$.04	$.023
2006	High	Low
First Quarter	$.140	$.018
Second Quarter	$.029	$.010
Third Quarter	$.0145	$.0071
Fourth Quarter	$.013	$.007

Holders of common equity

As of the date of this filing, there were 747 record holders of our common shares.

Dividend information

To date, SpeechSwitch has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders................................................	0	N/A	0
Equity compensation plans not approved by security holders................................................	0	N/A	3,000,000(1)
Total...................................................	0	N/A	3,000,000(1)

(1) As of the date of this filing, 3,000,000 shares of SpeechSwitch Class A Common Stock remained available for future issuance under the SpeechSwitch, Inc. 2005 Stock Incentive Plan.

The SpeechSwitch, Inc. 2005 Stock Incentive Plan (the “Plan”) was approved by the Board of Directors, and became effective, on December 12, 2005. The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company’s Class A Common Stock, no par value per share, as determined by the Board from time to time. The purpose of the Plan is to (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents of SpeechSwitch and its subsidiaries; (ii) assist SpeechSwitch in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of SpeechSwitch’s stockholders. Awards under the Plan may include, but need not be limited to, stock options (including non-statutory stock options and incentive stock options, stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board of Directors determines to be consistent with the objectives and limitations of the Plan. Under the Plan, the Board may provide for the issuance of shares of the Company’s Class A Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered.

The SpeechSwitch, Inc. 2005 Directors’ and Officers’ Stock Incentive Plan (the “D&O Plan”) was approved by the Board of Directors, and became effective, on December 12, 2005. The shares that may be delivered or purchased or used for reference purposes under the D&O Plan shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company’s Class A Common Stock, no par value per share, as determined by the Board from time to time. The purpose of the D&O Plan is to (i) provide long-term incentives and rewards to officers and directors of the Company and its subsidiaries; (ii) assist the Company in attracting and retaining officers and directors, with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such officers and directors with those of the Company’s stockholders.. Awards under the D&O Plan may include, but need not be limited to, stock options (including non-statutory stock options and incentive stock options), stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board of Directors determines to be consistent with the objectives and limitations of the D&O Plan. Under the D&O Plan, the Board may provide for the issuance of shares of the Company’s Class A Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered.

Security Ownership

The following table sets forth, as of September 30, 2006, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

Name	Title of Class	Common Stock Beneficially Owned	Percentage Ownership(1)
Jerome R. Mahoney, Non-Executive Chairman of the Board	Class A Common Stock	6,000(2)	0%(2)
	Class B Common Stock	328,572(3)	100%(3)
	Class C Common Stock	0	0%
Bruce R. Knef, Director, President and Chief Executive Officer	Class A Common Stock	0	0%
	Class B Common Stock	0	0%
	Class C Common Stock	0	0%
All directors and executive officers as a group (2 persons)	Class A Common Stock	6,000((2)	1%(2)
	Class B Common Stock	328,572(3)	100%(3)
	Class C Common Stock	0	0%

_______________
(1) Percentage ownership of SpeechSwitch Class A Common Stock is based on 30,640,651 shares of SpeechSwitch Class A Common Stock issued and outstanding as of the date of this filing.

(2) Does not give effect to the right of Mr. Mahoney, pursuant to a promissory note executed by SpeechSwitch in favor of Mr. Mahoney in the amount of $328,572 ($298,289 of indebtedness and deferred compensation plus accrued and unpaid interest of $30,283) to convert amounts owing under such promissory note, into 328,572 shares of Class B Common Stock which are convertible into the number of shares of our Class A Common Stock, determined by dividing the number of shares of our Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(3) Mr. Mahoney may at his option convert the $298,289 promissory note plus accrued interest of $30,283 held by him into Class B Common Stock of SpeechSwitch at a rate of one dollar per share. Such Class B Common Stock is convertible at any time into shares of our Class A Common Stock at a rate equal to 80% of the lowest price that SpeechSwitch issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney’s right to convert $328,572 owing under such promissory note into more than 328,572 shares of our Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Pursuant to SpeechSwitch’s certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch’s outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of the date of this filing, there were 747 record holders of Class A Common Stock and SpeechSwitch had issued 33,503,280 shares of Class A Common Stock, of which 30,640,651 were outstanding and 2,862,629 were in escrow pursuant to the terms of the Escrow Agreement.

Class B Common Stock

Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

As of the date of this filing, there were 50,000,000 shares of our Class B Common Stock authorized and no shares were issued or outstanding.

Class C Common Stock

Each holder of our Class C Common Stock is entitled to one vote for each 1,000 shares of the Class C Common Stock held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

As of the date of this filing, there were 20,000,000 shares of our Class C Common Stock authorized and no shares were issued or outstanding.

Preferred Stock

SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of the date of this filing, SpeechSwitch has not issued any shares of Preferred Stock. SpeechSwitch has no current plans to issue any shares of preferred stock.

Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

•
whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

•
whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of SpeechSwitch, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company’s certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

None.

Debt

On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company’s Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as listed on a principal market (as defined in the debentures), as made by a market maker, submitted on Form 211 to and approved by the NASD or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of SpeechSwitch. On February 28, 2005, the secured convertible debentures were terminated and replaced by a promissory note in the aggregate principal amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing). The loans represented by the promissory note have not yet been repaid. The promissory note matured on September 1, 2006 with a lump sum payment due of any remaining principal and/or interest. The Company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. In addition, as a result of the default, the interest rate has been increased to 18%.

On August 5, 2005, SpeechSwitch assumed an aggregate of $190,000 in liabilities from iVoice in exchange for an assignment from iVoice of assets having an aggregate book value of $10,000. In connection with the assumption of assets and liabilities by SpeechSwitch from iVoice, SpeechSwitch assumed $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney, subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. The promissory note bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

Transfer Agent

SpeechSwitch’s transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

Our by-laws include an indemnification provision under which we have agreed to indemnify directors of SpeechSwitch to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of SpeechSwitch.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SpeechSwitch pursuant to the foregoing, or otherwise, SpeechSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of SpeechSwitch that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with SpeechSwitch’s board of directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Some of the provisions of SpeechSwitch’s certificate of incorporation and bylaws may have the effect of making the acquisition of control of SpeechSwitch in a transaction not approved by SpeechSwitch’s board of directors more difficult.

Listing and Trading of the SpeechSwitch Class A Common Stock

SpeechSwitch makes no recommendations on the purchase, retention or sale of shares of SpeechSwitch Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any SpeechSwitch shares, the following information may be helpful in discussions with your stockbroker, bank or other nominee.

There can be no assurance as to whether the SpeechSwitch Class A Common Stock will be actively traded or as to the prices at which the SpeechSwitch Class A Common Stock will trade. Unless and until an orderly market develops for shares of SpeechSwitch Class A Common Stock, the prices at which the SpeechSwitch Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for SpeechSwitch Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, SpeechSwitch’s results of operations, what investors think of SpeechSwitch and the speech recognition industry, the amount of dividends that SpeechSwitch pays, changes in economic conditions in the speech recognition industry and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the SpeechSwitch Class A Common Stock and/or iVoice common stock.

As described elsewhere in this prospectus, SpeechSwitch had issued to Cornell Capital Partners $800,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, SpeechSwitch’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch.

Mr. Mahoney will have the right to convert $298,289 of indebtedness plus accrued and unpaid interest of $30,283 into 328,572 shares of SpeechSwitch Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See “Potential Dilution Due to Conversion at Below Market Price.” However, assuming a market price for SpeechSwitch Class A Common Stock of $0.01, we would be required to issue 41,071,500 shares of Class A Common Stock to Mr. Mahoney.

CHANGES IN ACCOUNTANTS

On February 23, 2005, SpeechSwitch terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination, (i) the independent account’s report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by SpeechSwitch’s Audit Committee.

On February 23, 2005, SpeechSwitch engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. as principal accountant to audit SpeechSwitch’s financial statements for the fiscal years ended December 31, 2004 and 2003.

EXPERTS

The financial statements for the years ended December 31, 2005 and December 31, 2004, included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding SpeechSwitch’s ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Meritz & Muenz LLP, Washington, D.C. will pass upon the validity of the shares of common stock offered hereby for us.

WHERE YOU CAN FIND MORE INFORMATION

SpeechSwitch has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the SpeechSwitch Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by SpeechSwitch with the Commission may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. SpeechSwitch is also required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, SpeechSwitch is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

INDEX TO FINANCIAL STATEMENTS

Contents                                                       Page

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM                                               F-2

AUDITED FINANCIAL STATEMENTS
    Balance Sheets - December 31, 2005 and 2004                              F-3
    Statements of Operations - for the years ended
December 31, 2005 and 2004                                        F-4
    Statement of Changes in Stockholders’ Deficit - for the
years ended December 31, 2005 and 2004                                 F-5
    Statements of Cash Flows - for the years ended
December 31, 2005 and 2004                                       F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                F-8

UNAUDITED FINANCIAL STATEMENTS
    Condensed Balance Sheet - September 30, 2006                             F-20
    Condensed Statements of Operations - for the three months
        and nine months ended September 30, 2006 and 2005                           F-21
    Condensed Statements of Cash Flows - for the nine months
ended September 30, 2006 and 2005                                      F-22

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                         F-24

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS’ OF
SPEECHSWITCH, INC.
Matawan, New Jersey

We have audited the accompanying balance sheets of SpeechSwitch, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpeechSwitch, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for December 31, 2005 have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred substantial accumulated deficits and has completed the process of spinning out their subsidiaries. These issues lead to substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Bagell, Josephs, Levine & Company, LLC
Gibbsboro, New Jersey
February 2, 2006

SPEECHSWITCH, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$399,720	$576,232
Accounts receivable	19,893	19,622
Prepaid expenses	6,279	-
Inventory	-	4,882
Total current assets	425,892	600,736
OTHER ASSETS
Intangible assets, net	12,530	14,400

TOTAL ASSETS	$438,422	$615,136

LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$322,013	$40,246
Due to related parties	103,217	-
Notes payable to related parties	190,000	-
Deferred maintenance contracts	1,408	914
Notes Payable	1,000,000	-
Convertible Debentures	-	800,000
Total current liabilities	1,616,638	841,160

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; authorized 1,000,000 shares;	-	-
no shares issued and outstanding
Common stock:
Class A - no par value; authorized 10,000,000,000 shares;	17,532	-
10,715,280 shares issued and outstanding for 2005 and 100 shares issued and outstanding for 2004
Class B - $.01 par value; authorized 50,000,000 shares;	-	-
no shares issued and outstanding
Class C - $.01 par value; authorized 20,000,000 shares;	-	-
no shares issued and outstanding
Additional paid in Capital	2,171,407	2,373,591
Accumulated deficit	(3,367,155)	(2,599,615)
Total stockholders' deficit	(1,178,216)	(226,024)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$438,422	$615,136

The Notes to Financial Statements are an integral part of these statements.

SPEECHSWITCH, INC
STATEMENTS OF OPERATIONS

	For the Years Ending December 31,
	2005	2004
SALES, net	$143,684	$108,222
COST OF SALES	49,228	37,438
GROSS PROFIT	94,456	70,784

SELLING GENERAL AND ADMINISTRATIVE EXPENSES
Selling and marketing expenses	110,019	23,264
General and administrative expenses	579,283	421,992
Research and development expenses	46,985	25,961
Depreciation and amortization	-	9,600
Total selling general and administrative expenses	736,287	480,817

LOSS FROM OPERATIONS	(641,831)	(410,033)

OTHER INCOME ( EXPENSE)
Other income (expense)	(336)	57,140
Interest expense	(105,373)	(28,007)
Write off of financing costs	(20,000)	(486,150)
Total other income (expense)	(125,709)	(457,017)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(767,540)	(867,050)

PROVISION FOR INCOME TAXES	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(767,540)	$(867,050)

NET LOSS PER COMMON SHARE
Basic	$(0.08)	(0.09)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,046,647	10,013,984

The Notes to Financial Statements are an integral part of these statements.

SPEECHSWITCH, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDING DECEMBER 31, 2005 AND 2004

	Preferred Stock Shares Amount		Common Stock A Shares Amount		Common Stock B Shares Amount		Common Stock C Shares Amount		Additional Paid In Capital	Accumulated Deficit	Shareholders' Equity Deficiency
Balance at January 1, 2004	-	$-	100	$-	-	$-	-	$-	$1,761,145	$(1,732,565)	$28,580

Investment of equity from spinoff									612,446		612,446

Retroactive restatement of forward stock split in August 2005			10,013,884	$-							-

Net loss for the year ended December 31, 2004										(867,050)	(867,050)

Balance at December 31, 2004	-	-	10,013,984	-	-	-	-	-	2,373,591	(2,599,615)	(226,024)

Assumption of debt per spin out agreement									(202,184)		(202,184)

Issuance of common stock for fees associated with the Equity Line of Credit with Cornell Capital			701,296	$17,532							17,532

Net loss for the year ended December 31, 2005										(767,540)	(767,540)

Balance at December 31, 2005	-	$-	10,715,280	$17,532	-	$-	-	$-	$2,171,407	$(3,367,155)	$(1,178,216)

The Notes to Financial Statements are an integral part of these statements.

SPEECHSWITCH, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(767,540)	$(867,050)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation and amortization	2,095	9,600
Common stock issued for services	17,532	-
Changes in certain assets and liabilities:
(Increase) decrease in inventory	4,882	(63)
(Increase) in accounts receivable	(12,455)	(18,367)
(Increase) in prepaid expenses	(6,279)	-
Increase in accounts payable and accrued liabilities	281,767	40,246
Decrease in costs in excess of billings	-	1,165
Increase in due to related parties	103,217	-
Increase (decrease) in deferred maintenance contracts	494	(1,745)

Total cash (used in) operating activities	(376,287)	(836,214)

CASH FLOWS FROM INVESTNG ACTIVITIES
(Increase) in intangible assets	(225)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sales of convertible debentures	-	800,000
Net proceeds from notes payable	200,000	-
Net investment (return of capital) by iVoice Inc.	-	612,446
Total cash provided by financing activities	200,000	1,412,446

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(176,512)	576,232

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	576,232	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$399,720	$576,232

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$39
Income taxes	$-	$-
The Notes to Financial Statements are an integral part of these statements.

SPEECHSWITCH, INC.
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

For the Year Ended December 31, 2005

During the year ended December 31, 2005, the Company:

a) During the year ended December 31, 2005, the Company issued 150,000 shares of Class A common stock for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $3,750.

b) During the year ended December 31, 2005, the Company issued 226,296 shares of Class A common stock for placement fees pursuant to the Equity Line of Credit with Cornell Capital valued at $5,657.

c) During the year ended December 31, 2005, the Company issued 325,000 shares of Class A common stock for structuring fees pursuant to the Equity Line of Credit with Cornell Capital valued at $8,125.

d) During the year ended December 31, 2005, the Company terminated the Convertible Debentures and replaced it with a secured promissory note in the amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing).

e) During the year ended December 31, 2005, the Company assumed an outstanding promissory note in the amount of $190,000, payable to Jerry Mahoney, Non-Executive Chairman of the Board.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - BACKGROUND

SpeechSwitch, Inc. (“SpeechSwitch” or “Company”) was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we may also be referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and thereafter assigned to the Company.

In September 2004, the Board of Directors of iVoice, Inc., the former parent of the Company, resolved to pursue the separation of iVoice software business into three publicly owned companies. SpeechSwitch intends to continue to develop, market and license the automated speech attendant software, which runs on industry-standard hardware and performs speech recognition.

The Spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Spin-off"). The Class A Common Stock shares of the Company were distributed to iVoice shareholders in the form of a taxable special dividend distribution.

In conjunction with the Spin-off, SpeechSwitch entered into a temporary administrative service agreement with iVoice. This agreement will continue on a month-to-month basis until such time as we are able to replace any or all of the services currently being provided by iVoice.

On August 5, 2005, SpeechSwitch assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into SpeechSwitch Class B Common Stock at the option of the holder as later described in these notes.

On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the Spin-off of the SpeechSwitch from iVoice was declared effective and the Company immediately embarked on the process to spin off the SpeechSwitch from iVoice.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company’s previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice, and reflected significant assumptions and allocations. The Company has relied on iVoice for administrative, management, research and other services.

As of December 31, 2005, the Company had a net loss, a negative cash flow from operations, as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The accompanying financial statements up thru August 4, 2005, had been derived from the consolidated financial statements and accounting records of iVoice, Inc., a publicly traded company, using the historical results of operations and historical basis of assets and liabilities of the Company's speech recognition software business. Management believes the assumptions underlying the financial statements are reasonable.

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c) Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

d) Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

e) Research and development costs

Research and development costs will be charged to operations as incurred.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Inventory

Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

g) Advertising Costs

Advertising costs are expensed as incurred and included in selling expenses. For the years ended December 31, 2005 and 2004, advertising expense amounted to $858 and $0, respectively.

h) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2005 and 2004.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured cash balances at December 31, 2005 and 2004, were $303,401 and $491,934, respectively.

i) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

j) Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S. Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment. In doing so, management has determined there has been no impairment of the intangible assets at December 31, 2005.

l) Earnings (Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, the stock dividend (via spin-off from iVoice, Inc.) has been retroactively applied to the year beginning January 1, 2004. For the year ending December 31, 2004, the computation of basic earnings per share is computed by dividing income available to common shareholders by the number of shares issued via the spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company’s net loss position.

The weighted shares used in the computation are as follows:

	As of December 31, 2005	As of December 31, 2004
Basic and Diluted EPS Purposes	10,046,647	10,013,984

The company had no common stock equivalents at December 31, 2005. The Company potentially had common stock equivalents available at December 31, 2004 in connection with the convertible debentures. However, the shares were not yet trading and had no readily available market value. The financial instrument had been refinanced in February 2005, at which time the common stock equivalents expired.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

m) Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" (FIN 46-R). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

n) Reclassification

Certain amounts in the 2004 financial statements were reclassified to conform to the 2005 presentation. The reclassification had no effect on the net loss for the year ended December 31, 2004.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of accumulated costs incurred with respect to the Company’s patent filings originally paid for by iVoice for $24,000 in May and December 2003. The asset is reflected at its original cost net of accumulated amortization of $11,470, from the date acquired by iVoice. Another patent was purchased on August 26, 2005 which is included in this amount.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. The Company has determined that no we found no impairment of goodwill or other indefinite-lived intangible assets was necessary at December 31, 2005.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, iVoice allocated operating costs of $612,446 to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, transfer agents, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company.

In conjunction with the Spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month-to-month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself.

Pursuant to the employment agreements between Mr. Mahoney and SpeechSwitch, Inc has accrued $103,217 of deferred compensation due to Mr. Mahoney as of December 31, 2005.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 6 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company also assumed an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and non-executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and is unrelated to the operations of SpeechSwitch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Promissory Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Promissory Note, before any repayment of interest.

As of November 8, 2004, the Company entered into a one-year employment contract with Bruce R. Knef as President, Chief Executive Officer and Principal Financial Officer. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non- executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index.

Mr. Mahoney has agreed to accept some of his compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides, in its sole discretion, that the Company does not have the financial resources to pay him in cash. The number of Class B Common Stock shares to be issued Mr. Mahoney shall be equal to one share of Class B Common Stock for every dollar of compensation due and owing the Executive. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 7 - INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2005 and 2004 deferred tax assets consist of the following:

	2005	2004
Deferred tax assets	$140,000	$0
Less: Valuation allowance	(140,000)	0
Net deferred tax assets	$-0-	$-0-

At December 31, 2005 and 2004, the Company had a federal net operating loss carry forward in the approximate amounts of $412,000 and $0, respectively, available to offset future taxable income. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

 NOTE 8 - DEBT

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $800,000 in convertible debentures. Additionally, the Company had entered into a Standby Equity Distribution Agreement (the “SEDA”) whereby the Company, at their discretion, may periodically sell to an investor, shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the SEDA was terminated.

On February 28, 2005, iVoice, Inc., on behalf of the Company, renegotiated the terms and conditions with the holders of the convertible debentures. The holders of the convertible debentures agreed to exchange the convertible debentures for various promissory notes. The promissory notes will be in the aggregate amount of $1,000,000, $800,000 loaned through the previously issued and exchanged convertible debentures in 2004 and $200,000 advanced on February 28, 2005. A commitment fee of 10% of the face amount of the previously issued convertible debentures and recently issued promissory note was paid at the time of each advance. The previously paid commitment fees were credited against commitment fees due and owing against the promissory note. The balance of the commitment fee owed from the recently issued promissory note was paid on February 28, 2005, at the time that such $200,000 was advanced to

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 8 - DEBT (CONTINUED)

the Company. As of December 31, 2005, the balance of the promissory notes was $1,000,000 plus accrued interest.

The promissory notes bear interest at the rate of 12% per annum. Weekly principal installments of $10,000, plus interest, were to commence on September 1, 2005 and continue on the first day of each calendar month thereafter until the principal is paid in full. The promissory notes mature on July 4, 2006 with a lump sum payment due of any remaining principal and/or interest. The Company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. To date, no weekly principal payments have been made.

On August 31, 2005, SpeechSwitch, Inc. entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell Capital Partners”) (was amended and restated on December 12, 2005) whereby Cornell Capital Partners agrees to purchase up to $10 million of the Company’s Class A Common Stock (the “Common Stock”) over a two-year period. The shares issuable under the SEDA must be first registered under the Securities Act of 1933, as amended. The purchase price of the Common Stock shall be at ninety-five percent (95%) of the lowest trading price of the Company’s Common Stock during the five consecutive trading day period following the notification by the Company of its request for an advance from Cornell Capital Partners under the SEDA. In connection with the SEDA, the Company entered into an Escrow Agreement, Registration Rights Agreement and Placement Agent Agreement. However, these registration statements have not been declared effective as of the date of this report, and no funds have been advanced on the SEDA.

NOTE 9 - CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock, and Class C Common Stock.

a) Preferred Stock

SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2005, SpeechSwitch has not issued any shares of Preferred Stock.

b) Class A Common Stock

As of December 31, 2005, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 10,715,250 shares were issued and outstanding.

As of December 31, 2004, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 10,013,984 shares were issued and outstanding.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 9 - CAPITAL STOCK (CONTINUED)

Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

For the year ending December 31, 2005, the company had the following transactions in its Class A common stock:

•	In connection with the spin-off from its former parent company iVoice, Inc., the company issued 10,013,984 Class A common stock on August 5, 2005. This was retroactively applied to January 1, 2004.

•	The Company issued 150,000 shares of Class A common stock on December 15, 2005 for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $3,750.

•	The Company issued 226,296 shares of Class A common stock on December 15, 2005 for placement agent fees pursuant to the Equity Line of Credit with Cornell Capital valued at $5,657.

•	The Company issued 325,000 shares of Class A common stock on December 15, 2005 for structuring fees pursuant to the Equity Line of Credit with Cornell Capital valued at $8,125.

c) Class B Common Stock

As of December 31, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch, Inc. had ever issued its Class A Common Stock.

Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2005, no shares were issued or outstanding.

d) Class C Common Stock

As of December 31, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2005, no shares were issued or outstanding.

SPEECHSWITCH, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 10 - STOCK OPTIONS

The Company did not issue any stock options for the year ended December 31, 2005 and 2004.

Stock Option Plans

During 2005, the Company adopted the 2005 Stock Incentive Plan and the 2005 Directors’ and Officers’ Stock Incentive Plan (“Plan”) in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers, directors and employees.

NOTE 11 - SUBSEQUENT EVENTS

•	On January 18, 2006, the Company issued 1,000,000 shares of Class A common stock for legal services rendered, valued at $8,000.

•	On January 18, 2006, the Company issued 1,427,480 shares of Class A common stock, with a total value of $8,000 to officers of the Company as repayment of accrued salaries.

•
During February 2006, the Company filed an amendment to the registration statement on Form SB-2, with the Securities and Exchange Commission and was deemed effective. This was pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, LLP.

SPEECHSWITCH, INC.
CONDENSED BALANCE SHEET (Unaudited)
SEPTEMBER 30, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$353,496
Accounts receivable	20,402
Prepaid expenses	15,555
Total current assets	389,453
OTHER ASSETS
Intangible assets, net	9,976
TOTAL ASSETS	$399,429

LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$407,854
Due to related parties	144,313
Notes payable to related parties	155,546
Deferred maintenance contracts	1,181
Sales tax payable	921
Notes payable	1,000,000
Total current liabilities	1,709,815
STOCKHOLDERS' (DEFICIT)
Preferred stock, $1.00 par value; authorized 1,000,000 shares;	-
no shares issued and outstanding
Common stock:
Class A - no par value; authorized 10,000,000,000 shares;
29,366,197 shares issued, 28,403,568 shares outstanding and 962,629 shares in escrow.	314,229
Class B - $.01 par value; authorized 50,000,000 shares;	-
no shares issued and outstanding
Class C - $.01 par value; authorized 20,000,000 shares;	-
no shares issued and outstanding
Additional paid in Capital	2,147,688
Accumulated deficit	(3,772,303)
Total stockholders' (deficit)	(1,310,386)
TOTAL LIABILITIES & STOCKHOLDERS' (DEFICIT)	$399,429

The accompanying notes are an integral part of the condensed financial statements.

SPEECHSWITCH, INC
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
SALES, net	$240,484	$81,029	$195,722	$35,037

COST OF SALES	36,026	38,654	17,626	17,925

GROSS PROFIT	204,458	42,375	178,096	17,112

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling and marketing expenses	97,130	79,445	35,196	36,421
General and administrative expenses	264,168	455,840	90,009	249,298
Research and development expenses	46,956	35,110	16,739	15,000
Depreciation and amortization	2,554	1,244	851	1,244
Total selling, general and administrative expenses	410,808	571,639	142,795	301,963

INCOME (LOSS) FROM OPERATIONS	(206,350)	(529,264)	35,301	(284,851)
OTHER INCOME ( EXPENSE)
Other income	7,175	5,430	2,854	2,402
Write-off of financing costs	-	(20,000)	-	-
Interest expense	(205,974)	(79,658)	(63,087)	(56,171)
Total other income (expense)	(198,799)	(94,228)	(60,233)	(53,769)

(LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(405,149)	(623,492)	(24,932)	(338,620)
PROVISION FOR INCOME TAXES	-	-	-	-

NET (LOSS) APPLICABLE TO COMMON SHARES	$(405,149)	$(623,492)	$(24,932)	$(338,620)
NET (LOSS) PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.06)	$(0.00)	$(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	17,590,251	10,013,984	22,296,862	10,013,984

The accompanying notes are an integral part of the condensed financial statements.

SPEECHSWITCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(405,149)	$(623,492)
Adjustments to reconcile net (loss) to net cash (used in)
operating activities
Depreciation and amortization	2,554	1,200
Issuance of common stock for repayment of legal fees	56,850	-
Issuance of common stock for repayment of deferred compensation	78,733	-
Issuance of common stock for public relations fees	8,595	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(508)	(3,763)
(Increase) in inventory	-	(1,664)
(Increase) in prepaid expenses	(9,276)	-
Increase in accounts payable and accrued liabilities	86,761	15,715
Increase in due to related parties	6,643	61,366
Increase (decrease) in deferred maintenance contracts	(227)	744
Total cash (used in) operating activities	(175,024)	(549,894)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock through equity financing	152,519	-
Issuance costs incurred through equity financing	(23,719)	-
Sale of convertible debentures	-	200,000
Net cash provided by financing activities	128,800	200,000

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(46,224)	(349,894)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	399,720	576,232
CASH AND CASH EQUIVALENTS - END OF PERIOD	$353,496	$226,338

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of the condensed financial statements.

SPEECHSWITCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
For the nine months ended September 30, 2006:
The Company issued 2,250,000 shares of Class A common stock, with a total value of $14,800 for legal services of the Company as repayment of accrued legal fees. The fair market value of the shares was
$56,850, resulting in a charge to beneficial interest of $42,050.

The Company issued 4,012,917 shares of Class A common stock, with a total value of $25,814 to an officer of the Company as repayment of promissory note. The fair market value of the shares was $78,733, resulting in a charge to beneficial interest of $51,919.

The Company issued 10,425,371 shares of Class A common stock per the Equity Line of Credit with Cornell Capital for the net proceeds of $128,800.

The Company issued 1,000,000 shares of Class A common stock of the Company as payment of Public
Relations fees, value of the stock was $8,595.

The accompanying notes are an integral part of the condensed financial statements.

SPEECHSWITCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

NOTE 1 - BACKGROUND

The condensed unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

SpeechSwitch, Inc. (“SpeechSwitch” or “Company”) was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we may also be referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and thereafter assigned to the Company.

In September 2004, the Board of Directors of iVoice, Inc. the former parent of the Company, resolved to pursue the separation of iVoice software business into three publicly owned companies. SpeechSwitch intends to continue to develop, market and license the automated speech attendant software, which runs on industry-standard hardware and performs speech recognition.

A spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Spin-off"). The Class A Common Stock shares of the Company were distributed to iVoice shareholders in the form of a taxable special dividend distribution.

In conjunction with the Spin-off, SpeechSwitch entered into a temporary administrative service agreement with iVoice. This agreement will continue on a month-to-month basis until such time as we are able to replace any or all of the services currently being provided by iVoice.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 1 - BACKGROUND (Continued)

On August 5, 2005, SpeechSwitch assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into SpeechSwitch Class B Common Stock at the option of the holder as later described in these notes.

On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the Spin-off of the SpeechSwitch from iVoice was declared effective and the Company immediately embarked on the process to spin off SpeechSwitch from iVoice.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has relied on iVoice for administrative, management, research and other services.

As of September 30, 2006, the Company had a net loss, a negative cash flow from operations, as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management plans on developing new products and increasing their sales to existing customers, to achieve profitability and to generate a positive cash flow. Management has also received assurances from Cornell Capital Partners that the Company can continue to draw down on their SEDA to fund the working capital needs.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto.

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c) Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees.

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable. With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

d) Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

e) Research and development costs

Research and development costs are charged to operations as incurred.

f) Advertising Costs

Advertising costs are expensed as incurred and included in selling expenses. For the nine months ended September 30, 2006, and 2005, advertising expense amounted to $4,344 and $5,942, respectively.

g) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2006.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured cash balances at September 30, 2006 were $266,418.

h) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

i) Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S. Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment. In doing so, management has determined there has been no impairment of the intangible assets at September 30, 2006.

j) (Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company’s net loss position.

The weighted shares used in the computation are as follows:

	Nine Months ended		Three Months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Basic and Diluted EPS Purposes	17,590,251	10,013,984	22,296,862	10,013,984

The company had no common stock equivalents at September 30, 2006.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("FAS 123R"). FAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the fourth quarter of fiscal year 2005. The Adoption of FAS 123R has not had any effect on the financial Statement of the company.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 155 is not anticipated to have a material impact on the Company’s financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 156 is not anticipated to have a material impact on the Company’s financial position or results of operations.

In  September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company’s financial position or results of operations.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of accumulated costs incurred with respect to the Company’s patent filings originally paid for by iVoice for $24,000 in May and December 2003. Another patent was purchased on August 26, 2005, which is included in this amount. The asset is reflected at its original cost net of accumulated amortization of $14,024 from the date acquired by iVoice. The assets are being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. The Company has determined no impairment of goodwill or other indefinite-lived intangible assets was necessary at September 30, 2006.

NOTE 6 - RELATED PARTY TRANSACTIONS

In conjunction with the Spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month-to-month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself.

The Company also assumed an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and non-executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and is unrelated to the operations of SpeechSwitch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Promissory Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Promissory Note, before any repayment of interest.

During the nine months ended September 30, 2006, Mr. Mahoney received 4,012,917 shares of class A stock as a repayment of $25,814 to reduce the promissory note. As of September 30, 2006, the outstanding balance due to Mr. Mahoney is $155,546 plus accrued interest of $22,453.

As of November 8, 2004, the Company entered into a one-year employment contract with Bruce R. Knef as President, Chief Executive Officer and Principal Financial Officer. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company. Mr. Knef will also receive $15,000 annually payable in shares of the Company’s Class A common stock issued under the Company’s 2005 Directors’ and Officers’ Stock Incentive Plan. The employment agreement with Mr. Knef has been extended to November 7, 2007.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index.

Mr. Mahoney has agreed to accept some of his compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides, in its sole discretion, that the Company does not have the financial resources to pay him in cash. The number of Class B Common Stock shares to be issued Mr. Mahoney shall be equal to one share of Class B Common Stock for every dollar of compensation due and owing the Executive. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

During the nine months ended September 30, 2006, Mr. Mahoney deferred $41,097 of his compensation. As of September 30, 2006, the outstanding balance due to Mr. Mahoney is $144,313.

NOTE 7 - INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

At September 30, 2006, deferred tax assets consist of the following:

Deferred tax assets	$275,000
Less: Valuation allowance	(275,000)
Net deferred tax assets	$-0-

At September 30, 2006, the Company had a federal net operating loss carry forward in the approximate amounts of $817,000 available to offset future taxable income. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 8 - DEBT

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, iVoice, Inc., on behalf of the Company, renegotiated the terms and conditions with the holders of the convertible debentures. The holders of the convertible debentures agreed to exchange the convertible debentures for various promissory notes. The promissory notes are in the aggregate amount of $1,000,000, $800,000 loaned through the previously issued and exchanged convertible debentures in 2004 and $200,000 advanced on February 28, 2005. A commitment fee of 10% of the face amount of the previously issued convertible debentures and recently issued promissory note was paid at the time of each advance. The previously paid commitment fees were credited against commitment fees due and owing against the promissory note. The balance of the commitment fee owed from the recently issued promissory note was paid on February 28, 2005, at the time that such $200,000 was advanced to the Company.

The promissory notes bear interest at the rate of 12% per annum. Weekly principal installments of $10,000, plus interest, were to commence on September 1, 2005 and continue on the first day of each calendar month thereafter until the principal is paid in full. The promissory notes matured on September 1, 2006 with a lump sum payment due of any remaining principal and/or interest. The Company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. In addition, as a result of the default, the interest rate has been increased to 18%. To date, no weekly principal payments have been made.

NOTE 9 - STANDBY EQUITY DISTRIBUTION AGREEMENT

On August 31, 2005, SpeechSwitch, Inc. entered into a Standby Equity Distribution Agreement (the SEDA”) with Cornell Capital Partners, LP (“Cornell Capital Partners”) (was amended and restated on December 12, 2005) whereby Cornell Capital Partners agrees to purchase up to $10 million of the Company’s Class A Common Stock (the “Common Stock”) over a two-year period.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

The purchase price of the Common Stock shall be at ninety-five percent (95%) of the lowest trading price of the Company’s Common Stock during the five consecutive trading day period following the notification by the Company of its request for an advance from Cornell Capital Partners under the SEDA. In connection with the SEDA, the Company entered into an Escrow Agreement, Registration Rights Agreement and Placement Agent Agreement. As of September 30, 2006, the Company has sold 10,425,371 shares of Class A Common Stock to Cornell Capital for proceeds of $128,800, which are net of fees and discounts of $23,719.

During February 2006, pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, the Company’s registration statement on Form SB-2 with the Securities and Exchange Commission was declared effective.

NOTE 10 - CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 1,000,000 shares of Preferred Stock, par value of $1.00 per share, 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share. Below is a description of SpeechSwitch's outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock, and Class C Common Stock.

a) Preferred Stock

SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2006, SpeechSwitch has not issued any shares of Preferred Stock.

b) Class A Common Stock

As of September 30, 2006, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, 29,366,197 shares were issued, 28,403,568 shares were outstanding and 962,629 shares in escrow.

Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

For the nine months ending September 30, 2006, the Company had the following transactions in its Class A common stock:

•
The Company issued 2,250,000 shares of Class A common stock, with a total value of $14,800 for legal services of the Company as repayment of accrued legal fees. The fair market value of the shares was $56,850, resulting in a charge to beneficial interest of $42,050.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

•
The Company issued 4,012,917 shares of Class A common stock, with a total value of $25,814 to an officer of the Company as repayment of promissory note. The fair market value of the shares was $78,732, resulting in a charge to beneficial interest of $51,918.

•
Pursuant to the terms of the Escrow Agreement, the Company deposits shares with David Gonzalez, Esq. as Escrow Agent for distribution upon the sales of shares to Cornell Capital. During this period, the Company issued 11,388,000 shares of Class A common stock to the Escrow Agent and the Escrow agent subsequently issued 10,425,371 shares of Class A common stock to Cornell Capital for the net proceeds of $128,800. The balance of the shares held by the Escrow Agent at September 30, 2006 was 962,629.

•	The Company issued 1,000,000 shares of Class A common stock of the Company as payment of Public Relations fees, value of the stock was $8,595.

c) Class B Common Stock

As of September 30, 2006, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch, Inc. had ever issued its Class A Common Stock.

Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2006, no shares were issued or outstanding.

d) Class C Common Stock

As of September 30, 2006, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2006, no shares were issued or outstanding.

NOTE 11 - STOCK OPTIONS

Stock Option Plans

During 2005, the Company adopted the 2005 Stock Incentive Plan and the 2005 Directors’ and Officers’ Stock Incentive Plan (“Plan”) in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers, directors and employee.

The Company did not issue any stock options for the nine months ended September 30, 2006.

SPEECHSWITCH, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

All dealers that effect transactions in these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription. The information contained in this prospectus is current only as of its date.

              ____________________

                TABLE OF CONTENTS

                            Page

Prospectus Summary............................................                                         SpeechSwitch, Inc.
Summary of the Distribution...............................
Summary Condensed Financial
  Information..........................................................
Potential Dilution Due to Conversion at
  Below Market Price............................................                                            1,053,332,875 Shares of
Risk Factors..........................................................                                            Class A Common Stock
Cautionary Statement Regarding Forward-
  Looking Statements...........................................
Use of Proceeds...................................................                                             ____________________
Management’s Discussion and Analysis of
  Financial Condition or Plan of Operation
Our Business.......................................................                                                [LOGO]
SpeechSwitch’s Management..........................
Certain Relationships and Related
  Transactions.....................................................                                            ____________________
Principal Stockholders.......................................
Description of Securities...................................
The Distribution.................................................                                             Date: _______, 2007
Federal Income Tax Consequences of
  the Distribution................................................
Reasons for Furnishing this Document.........
Relationship between iVoice and
  SpeechSwitch following the
  Distribution......................................................
Where You Can Find More Information
Index to Financial Statements..........................

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

SpeechSwitch’s bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of SpeechSwitch) by reason of the fact that such person is or was a director or an officer of SpeechSwitch against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. SpeechSwitch’s bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of SpeechSwitch to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of SpeechSwitch against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. SpeechSwitch will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$1,240
Printing and Engraving Expenses	$25,000
Accounting Fees and Expenses	$16,750
Legal Fees and Expenses	$230,000
Miscellaneous	$40,000

TOTAL	$312,990

Item 26. Recent Sales of Unregistered Securities

In August 2004, the Company entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan Securities on or about the date of effectiveness of this registration statement a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of Class A Common Stock on the date of effectiveness of the registration statement. On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell

Capital Partners. The debentures were convertible at the option of the holder only after the Company’s Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) as listed on a principal market (as defined in the debentures), as made by a market maker, submitted on Form 211 to and approved by the NASD or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of SpeechSwitch. On February 28, 2005, the placement agent agreement with Sloan Securities was terminated and the secured convertible debentures were terminated and replaced by a promissory note in the aggregate principal amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing).

Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, SpeechSwitch entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On August 31, 2005, SpeechSwitch and Cornell Capital entered into a Standby Equity Distribution Agreement, which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital agreed, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch’s common stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five consecutive trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, on December 12, 2005, SpeechSwitch issued 150,000 shares of Class A Common Stock to Cornell Capital as a one-time commitment fee under the Standby Equity Distribution Agreement.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, on December 12, 2005, SpeechSwitch paid Yorkville Advisors Management a structuring fee equal to 325,000 shares of SpeechSwitch Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars ($500) directly out of the proceeds of each advance.

On August 31, 2005, SpeechSwitch and Monitor Capital entered into a placement agent agreement which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, the Company issued to Monitor Capital 226,296 shares of Class A Common Stock as a placement agent fee.

On August 5, 2005, SpeechSwitch assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of SpeechSwitch. SpeechSwitch, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus

2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note representing such obligation. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. SpeechSwitch has yet to record this liability on its financial statements, as this indebtedness was not assumed by SpeechSwitch until August 5, 2005.

The Company issued 1,000,000 shares of Class A common stock on January 23, 2006 and 1,250,000 shares of Class A common stock on September 15, 2006, with a total value of $14,800 for legal services of the Company as repayment of accrued legal fees. The fair market value of the shares was $56,850, resulting in a charge to beneficial interest of $42,050.

           The Company issued 1,000,000 shares of Class A common stock on January 23, 2006, 556,250 shares of Class A common stock on April 20, 2006, 1,250,000 shares of Class A common stock on September 15, 2006, 1,206,667 shares of Class A common stock on September 22, 2006 and 2,237,083 shares of Class A common stock on December 1, 2006, with a total value of $437,984 to an officer of the Company as repayment of promissory note. The fair market value of the shares was $107,814, resulting in a charge to beneficial interest of $69,830.

            Pursuant to the terms of the Escrow Agreement, the Company deposits shares with David Gonzalez, Esq. as Escrow Agent for distribution upon the sales of shares to Cornell Capital. As of the date of this filing, the Company issued 13,288,000 shares of Class A common stock to the Escrow Agent and the Escrow Agent subsequently issued 10,425,371 shares of Class A common stock to Cornell Capital for net proceeds of $128,800. The balance of the shares held by the Escrow Agent at the date of this filing is 2,862,629.

   We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover “transactions by an issuer not involving any public offering,” to issue securities discussed above without registration under the Securities Act of 1933. SpeechSwitch made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by SpeechSwitch, after approval by our legal counsel. SpeechSwitch believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. SpeechSwitch also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.	Description
3.1
Amended and Restated Certificate of Incorporation of SpeechSwitch, Inc. (filed as Exhibit 3.1 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

3.2
By-laws of SpeechSwitch, Inc. (filed as Exhibit 3.2 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

4.1
Form of SpeechSwitch, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP (filed as Exhibit 4.1 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

5.1*	Opinion of Meritz & Muenz LLP
9.1*	Voting Agreement, dated August 5, 2005, between Jerome Mahoney and Bruce Knef
9.2*	Irrevocable Proxy of Bruce Knef, dated August 5, 2005
10.1
Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and SpeechSwitch, Inc. (filed as Exhibit 10.1 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.2
Securities Purchase Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.2 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.3
Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (filed as Exhibit 10.3 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.4
Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.4 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.5
Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP (filed as Exhibit 10.5 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.6
Investor Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.6 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.7
Security Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.7 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.8
Placement Agent Agreement, dated August 12, 2004, between SpeechSwitch Inc. and Sloan Securities Corporation (filed as Exhibit 10.8 to SpeechSwitch, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120507, filed on January 14, 2005, and incorporated herein by reference)

10.9
Employment Agreement, dated as of August 3, 2004, between SpeechSwitch, Inc. and Jerome Mahoney (filed as Exhibit 10.9 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.10
Employment Agreement, dated as of August 1, 2004, between SpeechSwitch, Inc. and Bruce R. Knef (filed as Exhibit 10.10 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.11
Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and SpeechSwitch, Inc. (filed as Exhibit 10.11 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.12
Assignment and Assumption Agreement and Consent, dated November 11, 2004 between SpeechSwitch, Inc. (Nevada) and SpeechSwitch, Inc. (New Jersey) (filed as Exhibit 10.12 to SpeechSwitch, Inc.’s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120507, filed on June 24, 2005, and incorporated herein by reference)

10.13*	Corporate Contribution and General Conveyance Agreement, dated as of August 5, 2005 between iVoice, Inc. and SpeechSwitch, Inc.
10.14
Waiver dated January 6, 2005 of Jerome Mahoney (filed as Exhibit 10.14 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.15*	Promissory Note from SpeechSwitch, Inc. to Jerome Mahoney, dated August 5, 2005
10.16
Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004 (filed as Exhibit 10.16 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.17
Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004 (filed as Exhibit 10.17 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.18
Promissory Note, dated February 28, 2005, from SpeechSwitch, Inc. to Cornell Capital Partners, LP (filed as Exhibit 10.18 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.19
Security Agreement, dated as of February 28, 2005, by and between SpeechSwitch and Cornell Capital Partners, LP (filed as Exhibit 10.19 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.20
Guaranty of Promissory Note, dated February 28, 2005, from iVoice, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP (filed as Exhibit 10.20 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.21
Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc. (filed as Exhibit 10.21 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.22
Amendment No. 1 to Employment Agreement, dated April 1, 2005, between SpeechSwitch, Inc. and Jerome Mahoney (filed as Exhibit 10.22 to SpeechSwitch, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120507, filed on April 12, 2005, and incorporated herein by reference)

10.23
Amendment No. 2 to Employment Agreement, dated May 25, 2005, between SpeechSwitch, Inc. and Jerome Mahoney (filed as Exhibit 10.23 to SpeechSwitch, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120507, filed on July 28, 2005, and incorporated herein by reference)

10.24
Amendment No. 3 to Employment Agreement, dated July 18, 2005, between SpeechSwitch, Inc. and Jerome Mahoney (filed as Exhibit 10.24 to SpeechSwitch, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120507, filed on July 28, 2005, and incorporated herein by reference)

10.25
Amendment No. 1 to Employment Agreement, dated July 26, 2005, between SpeechSwitch, Inc. and Bruce R. Knef (filed as Exhibit 10.25 to SpeechSwitch, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120507, filed on July 28, 2005, and incorporated herein by reference)

10.26
Standby Equity Distribution Agreement, dated August 31, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc. (filed as Exhibit 10.1 to SpeechSwitch, Inc.’s Current Report on Form 8-K, filed on September 7, 2005, and incorporated herein by reference)

10.27
Escrow Agreement, dated August 31, 2005, between SpeechSwitch, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. (filed as Exhibit 10.4 to SpeechSwitch, Inc.’s Current Report on Form 8-K, filed on September 7, 2005, and incorporated herein by reference)

10.28
Placement Agent Agreement, dated August 31, 2005, between SpeechSwitch, Inc. and Monitor Capital Inc. (filed as Exhibit 10.3 to SpeechSwitch, Inc.’s Current Report on Form 8-K, filed on September 7, 2005, and incorporated herein by reference)

10.29
Registration Rights Agreement, dated August 31, 2005, between SpeechSwitch, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.2 to SpeechSwitch, Inc.’s Current Report on Form 8-K, filed on September 7, 2005, and incorporated herein by reference)

10.30*	Amendment No. 4 to Employment Agreement, dated September 29, 2005, between SpeechSwitch, Inc. and Jerome Mahoney
10.31*	Amended and Restated Standby Equity Distribution Agreement, dated December 12, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc.
10.32*	Amended and Restated Placement Agent Agreement, dated December 12, 2005, between SpeechSwitch, Inc. and Monitor Capital Inc.
10.33*	Amended and Restated Registration Rights Agreement, dated December 12, 2005, between SpeechSwitch, Inc. and Cornell Capital Partners, LP.
10.34*	Termination Agreement, dated December 12, 2005, between SpeechSwitch, Inc., and David Gonzalez, Esq., and Cornell Capital Partners, LP.
10.35*	Amendment No. 3 to Employment Agreement, dated November 22, 2006, between SpeechSwitch, Inc. and Bruce R. Knef
16
Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company’s principal accountants (filed as Exhibit 16 to SpeechSwitch, Inc.’s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120507, filed on June 24, 2005, and incorporated herein by reference)

23.1	Consent of Bagell, Josephs, Levine & Company, L.L.C.
23.2*	Consent of Meritz & Muenz LLP (included in Exhibit 5.1)
___________________
*	Previously filed.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) For the purpose of determining any liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)(1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, on February 8, 2007.

            SPEECHSWITCH, INC.

            By: /s/ Bruce R. Knef
            Name: Bruce R. Knef

            Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Jerome R. Mahoney Jerome R. Mahoney	Non-Executive Chairman of the Board	February 8, 2007

/s/ Bruce R. Knef Bruce R. Knef	President (Principal Executive Officer), Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director	February 8, 2007